As filed with the Securities and Exchange Commission on ____________
                                              SEC Registration no. 333-_________

--------------------------------------------------------------------------------

                                  United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549
                                    Form SB-2

                             REGISTRATION STATEMENT
                                    under the
                             SECURITIES ACT OF 1933


                      MEDIACOMM BROADCASTING SYSTEMS, INC.

                 (Name of small business issuer in its charter)

       Colorado                       7310                          84-1474784
(State or jurisdiction         (Primary Standard                  (IRS Employer
   of incorporation          Industrial Classification            Identification
   or organization)           Code Number)                           Number)

                            925 W. Kenyon Avenue #15
                            Englewood, Colorado 80110
                                 (303) 762-6444
          (Address and telephone number of principal executive offices and principal place of business)

                                 Don E. Montague
                      Mediacomm Broadcasting Systems, Inc.
                                d/b/a Shopbiz.com
                            925 W. Kenyon Avenue #15
                            Englewood, Colorado 80110
                                 (303) 762-6444
            (Name, address and telephone number of agent for service)

                        COPIES OF ALL COMMUNICATIONS TO:

                              Ronald N. Vance, P.C.
                          57 West 200 South, Suite 310
                            Salt Lake City, UT 84101
                                 (801) 359-9300
                               (801) 359-9310 FAX

     APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

                         Calculation of Registration Fee

                                                      Proposed
Title of each                              Proposed   Maximum      Amount
Class of                       Amount      Maximum    Aggregate    Of
Securities to                  To be       Offering   Offering     Registration
Be registered                  Registered  Price      Price        Fee
                                           (1)        (1)
Common Stock, no par
 value, Maximum                  900,000     $1.00     $900,000        $250

Series "A" Warrants,
 each entitling the holder
 to purchase one share
 of Common Stock,
 issuable upon exercise
 of the warrants               1,800,000       -0-          -0-

Common Stock, no par
 value, issuable upon
 exercise of Series "A"
 Warrants (2)                  1,800,000     $2.00   $3,600,000      $1,001
                                                                     ------
     Total Registration Fee                                          $1,251


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (g).
(2) Represents shares of Common Stock underlying warrants held or to be held by the Selling Security Holders and includes, pursuant to Rule 416, an additional indeterminate number of shares that may be issuable upon exercise of the warrants by reason of anti-dilution provisions of the warrants which prevent dilution resulting from stock splits, stock dividends or similar transactions.

                              Cross Reference Sheet
Form SB-2
Item No.                                                  Sections in Prospectus

  1    Front of Registration Statement and Outside                    Cover Page
       Front Cover of Prospectus

  2    Inside Front and Outside Back Cover Pages              Inside Front Cover
       of Prospectus                                     Pages (i)(ii); Table of
                                                                        Contents

  3    Summary Information and Risk Factors                  Prospectus Summary;
                                                                    Risk Factors

  4    Use of Proceeds                                       Prospectus Summary;
                                                                 Use of Proceeds

  5    Determination of Offering Price                               Cover Page;
                                                           Subscription and Plan
                                                                 of Distribution

  6    Dilution                                                         Dilution

  7    Selling Security Holders                                      Cover Page,
                                                          Certain Transactions -
                                                             ConCurrent Offering

  8    Plan of Distribution                                  Prospectus Summary;
                                                        Subscription and Plan of
                                                                    Distribution

  9    Legal Proceedings                                       Legal Proceedings

  10   Directors, Executive Officers, Promoters and        Management; Principal
       Control Persons                                              Shareholders

  11   Security Ownership of Certain Beneficial
       Owners and Management                              Principal Shareholders

  12   Description of Securities                       Description of Securities

  13   Interest of Named Experts and Counsel                             Experts

  14   Disclosure of Commission Position on                      Statement as to
       Indemnification for Securities Act Liabilities            Indemnification

  15   Organization within Last Five Years                   Prospectus Summary;
                                                                        Business

  16   Description of Business                               Prospectus Summary;
                                                          Risk Factors; Business

  17   Management's Discussion and Analysis or                        Business -
       Plan of Operation                                      Plan of Operations

  18   Description of Property                                          Business

  19   Certain Relationships and Related Transactions       Certain Transactions

  20   Market for Common Equity and Related                     Cover Page; Risk
       Stockholder Matters                               Factors, Description of
                                                                      Securities

  21   Executive Compensation                             Management - Executive
                                                                    Compensation

  22   Financial Statements                                   Index to Financial
                                                                      Statements

  23   Changes In and Disagreements With                                 Experts
       Accountants on Accounting and Financial
       Disclosure

  24   Indemnification of Directors and Officers              Indemnification of
                                                          Directors and Officers

  25   Other Expenses of Issuance and Distribution             Other Expenses of
                                                       Issuance and Distribution

  26   Recent Sales of Unregistered Securities                   Recent Sales of
                                                         Unregistered Securities

  27   Exhibits                                                         Exhibits

  28   Undertakings                                                 Undertakings

                                   PROSPECTUS

                  SUBJECT TO COMPLETION, DATED OCTOBER *, 1999

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

                      MEDIACOMM BROADCASTING SYSTEMS, INC.

                                D/B/A SHOPBIZ.COM

                               ------------------

                         450,000 shares minimum, 900,000
                         shares maximum of Common Stock
                                 $1.00 per share

                               ------------------

   o Shopbiz.com is a start-up company principally operating on the Internet as a retailer of the products of various manufacturers and distributors.
   o This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares following completion of the offering.

The Offering
         Common Stock:               Public Price            Total
         Number of Shares            per Share         Min.          Max.

         Minimum: 450,000            $1.00           $450,000
         Maximum: 900,000            $1.00                         $900,000
                                                     --------      --------

         Proceeds to Shopbiz.com                     $450,000      $900,000

   o This offering of our shares is not underwritten. The offering is to be made through our officers and directors, without remuneration to them, on a 450,000 shares minimum "all or none," 900,000 shares maximum "best efforts" basis until 60 days from the date of this Prospectus, which period may be extended for an additional 60 days, at our option. The minimum number of shares a person may purchase is 1,000 shares.

   o An indeterminate number of the shares may be sold through broker/dealers who are members of the National Association of Securities Dealers, Inc., and who will be paid a 10 per cent commission on sales they make. No allowance has been made for such commissions in the above table.

   o Other than commissions which may be paid to participating broker/dealers, the expenses of this offering which are estimated to be $40,000, including legal and accounting fees, Blue Sky fees of various states, printing, mailing, and miscellaneous items have been paid or will be paid from funds on hand prior to the offering.

   o We are escrowing proceeds from sales of the shares at Peak National Bank of Lakewood, Colorado, until the sale of the 450,000 minimum number of shares is achieved. If the minimum of $450,000 in proceeds is not received prior to the expiration of the offering periods all escrowed funds will be returned to subscribers without interest or deduction.

   o Concurrently with this offering, we are registering for sale 1,800,000 Series "A" warrants to purchase shares of common stock of Shopbiz.com at a price of $2.00 per share and the shares of common stock underlying the warrants. We will not receive any of the proceeds from sale of the warrants or the shares underlying the warrants, except for the exercise price of the warrants in the aggregate amount of $3,600,000 if all of the warrants are exercised.

   o Your purchase of the shares would create for you a high degree of risk. You should not purchase the shares unless you can afford a total loss of your purchase price. See "Risk Factors" beginning on page *.

Neither the Securities and Exchange Commission nor any state securities commission has approved these securities, or determined if the Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                               ------------------

                                 October *, 1999

                                TABLE OF CONTENTS

         Item                                                             Page

         Prospectus Summary                                                 *
         Summary Financial Information
         Risk Factors
         Forward Looking Statements
         Business
         Use of Proceeds
         Management
         Principal Shareholders
         Dilution
         Subscription and Plan of Distribution
         Shares Eligible for Future Sale
         Description of Securities
         Certain Transactions
         Legal Matters
         Experts

                               PROSPECTUS SUMMARY

     The following is a summary, qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus.

Our Company                               Our Web site: shopbiz.com

   Mediacomm Broadcasting Systems,           In early March 1999, we initiated a
Inc., was incorporated as a Colorado      limited version of our Web site, and
corporation on August 20,1998.            began operations. On our Web site we
                                          presently offer a fully featured
   Our executive offices and operating    service in the nature of an electronic
facilities are located at 925 W.          shopping mall. We operate as an
Kenyon #15, Englewood, Colorado,          Internet retailer of the products of
80110. Telephone: (303) 762-6444.         manufacturers and distributors, a
                                          practice known in today's economy as
   Our company does business under the    "e-commerce". Shoppers purchase one or
assumed name: Shopbiz.com, which is       multiple products from approximately
our domain site name on the World Wide    2,000 products currently offered on
Web of the Internet which we refer to     Shopbiz.com by about 200 sellers. Over
herein as the "Web". You can visit our    the 12 months following completion of
Web site on the Internet at               this offering, we plan to increase the
http:\\www.shopbiz.com.                   number of products offered on
                                          shopbiz.com to 20,000. Purchases are
   We are a start up company. We have     automatically processed with sellers
had no significant revenues from          as one secure credit card purchase -
operations to the date hereof. Whether    our "shopping cart" feature. We
we will generate significant revenues     provide a 60 day money back guarantee
from operations in the future is          of satisfaction with products
highly uncertain. See "Business".         purchased by our shoppers.

Organization and Financing                   Currently, Shopbiz.com is marketed
                                          on 2,200 affiliated Web sites
   In August and September 1999, we       worldwide. With the proceeds of this
borrowed $225,000 from six lenders. We    offering we will develop new features
have budgeted these proceeds for use      on shopbiz.com and pursue extensive
over a six-month period beginning         conventional and Internet marketing
August 6, 1999. The loans are payable     campaigns. See "Business" and "Use of
upon completion of this offering of       Proceeds."
our shares or by August 6 and
September 30, 2000.                       Our License For
                                          denver.theexecutive.com
   In addition, to the ten percent
interest we must pay for these loans,        Denver.theexecutive.com, a Web page
we issued to the lenders 1,800,000        domain, provides Internet information
shares of the common stock of our         relative to the Denver, Colorado
company and Series "A" Warrants to        geographical area. We have obtained an
purchase 1,800,000 share of our common    exclusive license to use the Internet
stock at $2.00 per share. See             content of denver.theexecutive.com.
"Business Organization and Initial        Through use of our license, we are
Financing" and ACertain                   able to provide a portal for Internet
TransactionsBPrivate Financings in        access. This license allows us to
August and September 1999."               market an Internet portal for
                                          residents of the Denver metropolitan
                                          area. See "Business-Our Internet
                                          Portal: denver.theexecutive.com".

The Offering

Common Stock Offered            Price Per Share             Total
                                                     Minimum      Maximum
Minimum: 450,000 shares                $1.00         $450,000
Maximum: 900,000 shares                $1.00                      $900,000
Net Proceeds to shopbiz.com                          $450,000     $900,000

   o The foregoing tables does not include commissions which may be paid to participating broker/dealers and the table does not include the expenses of this offering which are estimated to be $40,000, including legal and accounting fees, Blue Sky fees of various states, printing, mailing and miscellaneous items which have been paid or will be paid from funds on hand prior to the offering.

Use of Proceeds

     We intend to use the proceeds of this offering for the purposes and in the order set forth as follows:

     o    Payment of loans with interest
     o    Marketing of our Web sites
     o    Purchase of computer equipment
     o    Web site development
     o    General and administrative expenses
     o    Working capital
     See "Use of Proceeds."

                          SUMMARY FINANCIAL INFORMATION

     Set forth below is summary financial information of MediaComm Broadcasting Systems, Inc. for the period from August 8, 1998 (inception) through June 30, 1999, and for the three months ended June 30, 1999. The summary financial information should be read in conjunction with the financial statements included elsewhere in this Prospectus and are qualified in their entirety by reference thereto.

                                                                 August 8, 1998
                                                  Three months   (inception)
                                                  Ended          Through
                                                  June 30, 1999  June 30, 1999
Operations

Net Sales                                         $     7,835    $     8,059
Income from operations before special
    items and income taxes                        $   (37,812)   $   (82,780)
Income before income taxes                        $   (37,812)   $   (82,780)

Net income                                        $   (37,812)   $   (82,780)
Net income per comm share and common
    share equivalent (primary and full diluted)   $     (0.03)   $     (0.07)
Average number of common shares and
    common share equivalents outstanding            1,218,182     1,218,1182
Dividends paid per common share                   $       -0-    $       -0-

Financial Position

Current Assets                                    $    25,429    $    25,429
Current Liabilities                               $     1,499    $     1,499
Current Ratio                                           16.96          16.96
Total Assets                                      $    28,129    $    28,128
Long-term Debt                                    $       -0-    $       -0-
Stockholders' Equity                              $    26,630    $    26,630
Book Value Per Share                              $      0.02    $      0.02

Income from continuing operations
    before special items and income
    taxes as a percent of sales                          -483%        -1,027%
Return on net sales                                      -483%        -1,027%


                                  RISK FACTORS

     The securities we offer by this Prospectus involve a high degree of risk. You should purchase them only if you can afford to lose the total amount of your purchase. If you are considering a purchase of these shares, you should carefully evaluate the following risk factors and all of the other information in this Prospectus, including the financial statements.


o  Uncertainty That We Will be Able to         difficulties inherent in a
   Continue as a Going Concern.                new business enterprise such
   Shopbiz.com was incorporated on             as
   August 20, 1998, has been in                (i) brief operating experience;
   business only since that date, has          (ii) working capital
   no significant revenue and had a               limitations;
   net worth of $26,630 at June 30,            (iii) a limited customer base;
   1999. You should, therefore,                (iv) minimal recognition of our
   carefully consider these                       company in the e-commerce
   circumstances:                                 economy of the Internet;
      (a) Our activities have been             (v) delays in implementing our
         limited to organizing the                operating plans; and
         company, formulating our              (vi) effective employment of
         business plan and                        personnel and outside
         establishing our Web site,               contracts.
      (b) We are subject to and
         experiencing all the

   The foregoing circumstances, among     Accordingly, you should carefully
others discussed in this Prospectus,      consider this circumstance:
make it highly uncertain that we will        there may be a very limited demand
be able to continue as a going               for use of our Web site shopbiz.com
concern. See "Business".                     or our Web site
o  Limited Capital. We have limited          denver.theexecutive.com. See
   capital and are obligated for             "Business".
   substantial debt. You should,
   therefore, carefully consider the      o  Lack of Proven Technology. Our Web
   following circumstances:                  site shopbiz.com is currently
   (a) we are dependent upon the             functioning, and we are currently
      proceeds of this offering to           developing improvements of our
      retire debt in the amount of           software and related technology.
      $225,000 plus interest thereon,        You should, therefore, carefully
   (b) we have budgeted the proceeds         evaluate the following related
      of this offering to sustain us         circumstances:
      as a going concern for only a          (a) our brief operating experience
      period of 12 months following             and limited availability of
      completion of this offering,              funds has restricted the extent
   (c) following application of the             to which we have been able to
      proceeds of this offering it is           test the operation of our Web
      highly likely that we will                site and to identify problems
      require additional capital for            that need to be addressed
      (i) maintenance and improvement        (b) our Web site operates through a
         of our Web site, shopbiz.com,          technologically complicated
         and for our Web site                   system and is susceptible to yet
         denver.theexecutive.com;               undiscovered defects which could
      (ii) marketing of our services;           cause service interruptions and
      (iii) employment of personnel             failures with the consequent
         and outside consultants; and           loss of customers and revenue,
      (iv) sustaining our operation as       (c) the technology employed in our
         a going concern.                       Web site is a recent development
   (d) we can give no assurances that           and may not allow a substantial
      additional capital will be                number of potential customers to
      available to us through equity            use our site because of their
      or debt financing or through the          older computer hardware or
      highly unlikely source of                 software, and
      commercial bank loans. See
      "Business".                            (d) we believe that because the
                                                Internet is in its infancy there
o  Unproven Business Concepts. Our              are inherent unforeseen risks of
   business plan is based upon ideas            (i) interruption of service,
   derived from our internal                    (ii) insufficiency of capacity,
   evaluation of the services                   (iii) undiscovered defects, and
   currently being offered on the               (iv) system failure. See
   Internet by others.                             "Business".

o  Our Dependence Upon Rapidly            o  Dependence on Content Providers.
   Evolving Technology. We are               Currently our delivery of content
   dependent upon a technology that is       on our Web site,
   in its early stages and is rapidly        denver.theexecutive.com, is limited
   evolving. It is uncertain that we         to information related to the
   will be able to keep abreast of new       Denver, Colorado metropolitan area
   technological developments.               under our license agreement with
                                             Information Highway, Inc. and our
o  Our Dependence on Performance of          portal agreement with Image Net,
   Manufacturers and Distributors.           Inc. Our ability to successfully
   Because our Web site operates             operate a portal and provide
   principally as a medium for the           marketable content to subscribers
   sale of the goods of manufacturers        will continue to be dependent upon
   and distributors, our favorable           this license and similar
   reputation depends upon                   arrangements we may make with other
   satisfactory performance of these         content providers. See "Business".
   vendors in at least the following
   particulars:                           o  Competition. The market for
   (a) adequate inventory of goods           Internet services is highly
      offered by vendors;                    competitive and we expect that
   (b) timely delivery of goods;             competition will continue to
   (c) quality of goods which meet the       intensify. We face competition from
      expectations of buyers;                a number of enterprises operating
   (d) vendors filling orders as             separate Web sites, Internet
      promised by them; and                  portals and on-line access to the
   (e) misrepresentations to buyers by       Internet. Most of these firms are
      vendors.                               larger, better financed and have
   See "Business".                           greater personnel and financial
                                             resources than have we. Companies
o  Breaches of Security on Our Web           such as America On Line and NetCom
   Site. Notwithstanding                     have operated on the Internet for a
   implementation of security measures       significant period of time and are
   designed to provide confidentiality       continually developing new
   for customers on our Web site, our        technologies to offer subscribers.
   network may be vulnerable to              We also face competition from
   unauthorized access, computer             smaller enterprises seeking to
   viruses and other improper                specialize in markets in which we
   intercession. A party who is able         intend to do business. While
   to circumvent our security measures       relatively smaller and less
   could misappropriate proprietary          experienced than the larger
   information or cause interruption         enterprises, these new enterprises
   in our operations. We may be              may have competitive advantages
   required to expend significant            over us due to their prior entry
   additional capital to protect             into the market. In pursuing our
   against breaches of security and to       business plan, we will essentially
   alleviate interruptions caused by         act as a Web developer, shopping
   such breaches. See "Business".            mall and content provider to
   potential users. In that capacity,     o  Dependence on Management: Limited
   we will also face competition from        Experience; Brief and Informal
   local and regional shopping malls         Terms. Although our officers have
   and a myriad of retailers existing        significant experience in the
   in traditional physical facilities.       marketing and selling aspects of
   See "Business" and "Competition".         our business, none of them have had
                                             any experience conducting an
o  Y2K Compliance. Potential problems        enterprise of the nature we have
   exist with the programming code in        organized. Our employment
   existing computer systems as the          arrangements with each of our
   year 2000 ("Y2K") approaches. This        officers is for a relatively brief
   problem is pervasive and complex,         period and informal in nature.
   as virtually every computer
   operation will be effected in some        Departure, for whatever reason,
   way by the rollover of the                from Shopbiz.com by any of our
   two-digit year '99 to the year '00.       current officers could have a
   This issue will determine whether         materially adverse effect on our
   computer systems will properly            company. Furthermore, we do not
   recognize date-sensitive                  intend to obtain key-man life
   information and potentially effect        insurance on the life of any of our
   both hardware and software. Systems       officers or directors. See
   that do not properly recognize such       "Management".
   information could generate
   erroneous dates or cause systems to    o  Risk From Interruption or Failure
   shut down. We believe we have taken       of Our System. Our success, in
   reasonable steps to address the Y2K       particular our ability to
   problem. All of our computer              successfully receive and fulfill on
   hardware and software has been            behalf of vendors orders generated
   certified as Y2K compliant by their       by customers, largely depends on
   manufacturers and authors. We will        the efficient and uninterrupted
   also require Y2K certification from       operation of our computer and
   our vendors prior to doing business       communication hardware systems.
   with such firms. We do not                Substantially all of our computer
   anticipate that we will incur             and communication hardware is
   significant operating expenses or         located at a single facility in
   require additional capital                Denver, Colorado. Our systems and
   investment to achieve Y2K                 operations are vulnerable to damage
   compliance. However, significant          or interruption from fire, flood,
   uncertainty exists concerning the         power loss, telecommunications
   potential costs and effects               failures, break-ins, and other
   associated with Y2K problems.             similar events. Although we
   Failure of our vendors to achieve         presently have a back-up system in
   Y2K compliance could have a               place in the event of such
   materially adverse effect on our          disaster, we do not carry
   operations.                               sufficient business interruption
   insurance to compensate us for            potentially inadequate development
   losses of that nature which may           of the necessary network
   occur. The occurrence of any of the       infrastructure or delayed
   foregoing risks could have a              development of enabling
   materially adverse effect on our          technologies and improvements in
   operations.                               performance. Existing
                                             infrastructure for the Internet and
o  Dependence on Continued Growth of         on-line service may be inadequate
   Commerce on the Web. Our plan of          and require additional development
   operations and business are wholly        to keep pace with demand. The
   dependent upon the widespread             Internet may be subject to future
   acceptance and use of the Internet        government regulations as a means
   and other on-line services as an          of commerce. Internet commerce is
   effective medium of commerce. Rapid       also subject to the availability
   growth and use of the Internet, the       and reliability of
   Web and on-line services is a             telecommunication services. See
   recent phenomenon, and there can be       "Business".
   no assurance that acceptance and
   use will continue to develop or        o  Sales Tax. We do not presently
   that a sufficiently large base of         collect sales or other similar
   consumers will adopt and continue         taxes on transactions that involve
   to use the Internet and other on          the transport of goods and services
   line services. Demand and market          into states other than Colorado.
   acceptance for recently introduced        However, one or more states may
   services and products over the            seek to impose sales tax collection
   Internet are subject to a high            obligations on out-of-state
   order of uncertainty. We intend to        companies such as ours who engage
   rely on consumers who have                in Internet commerce. While the
   historically used traditional means       U.S. Congress recently adopted
   of commerce to purchase merchandise       legislation declaring a moratorium
   and services. For us to be                on new state taxes and potentially
   successful, these consumers must          duplicative taxes among states, we
   accept and utilize the novel ways         can give no assurance that such a
   of the Internet in conducting             moratorium will prevent states from
   business and using information from       adopting future sales tax
   the Internet.                             legislation and challenging the
                                             Federal legislation. A successful
   In addition, the Web and other            effort by one or more states or any
   Internet services may not be              foreign country that requires us to
   accepted as a viable commercial           collect sales or other similar
   market place for a number of              taxes on transactions on our Web
   technical reasons, including              site could have a materially
                                             adverse effect on our business.

o  Possible Lack of Market for Our           these definitions. Being subject to
   Shares. If our shares are not             the penny stock rules, the market
   quoted on the OTC Bulletin Board,         liquidity for our shares could be
   as anticipated, trading, if any,          adversely affected.
   would likely be conducted on the
   so-called "pink sheets".               o  Depressing Effect on Market Price
   Consequently, selling Shopbiz.com         of Stock - Shares Overhanging
   shares would be more difficult            Market. After this offering, we
   because smaller quantities of             will have 8,700,000 shares of
   shares would be bought and sold,          common stock outstanding. This
   transactions could be delayed, and        includes the 900,000 shares we are
   availability of quotations would be       selling in this offering which may
   more limited. These factors could         be sold immediately in the public
   result in lower prices and larger         market. The remaining 7,800,000
   spreads in the bid and asked prices       shares, though originally
   for our shares.                           restricted shares, will be
                                             available for resale into the
   Initially our shares will be              market in the near future. This
   subject to Rule 15g-9 under the           could cause the market price of our
   Securities Exchange Act of 1934.          common stock to drop significantly.
   That rule imposes additional sales        See "Shares Eligible for Future
   practice requirements on                  Sale."
   broker/dealers that sell low-priced
   securities to persons other than       o  No Commitment to Purchase Common
   established customers and                 Stock. No one, including
   institutional accredited investors.       Shopbiz.com, an underwriter or any
   For transactions covered by this          broker/dealer, has any obligation
   rule, a broker/dealer must make a         to purchase any or all of the
   special suitability determination         shares of common stock offered
   for the purchaser and have received       hereby. Consequently, no assurance
   the purchaser's written consent to        can be given that any of the shares
   the transaction prior to the sale.        will be sold. See "Subscription and
   Consequently, the rule may affect         Plan of Distribution".
   the ability of broker/dealers to
   sell our shares and may affect the     o  Investors Bear the Risk of Loss.
   ability of shareholders to sell           Substantially all of the funds
   Shopbiz.com shares in the secondary       required for our operations for the
   market.                                   ensuing 12 months following
                                             completion of this offering are
   The Securities and Exchange               being sought from investors in this
   Commission's regulations define a         offering. Investors in this
   "penny stock" to be any equity            offering will contribute $450,000
   security that has a market price          of our required funds if the
   less than $5.00 per share or with         minimum proceeds are received, and
   an exercise price of less than            $900,000 of our required funds if
   $5.00 per share, subject to certain       the maximum proceeds are received.
   exceptions. Initially our stock           Investors will therefore bear a
   will be a penny stock. We cannot          risk of loss disproportionate to
   assure you that our shares will           that of existing shareholders if
   ever qualify for exemption from           the business of Shopbiz.com is
                                             unsuccessful. See "Dilution".

o  Arbitrary Offering Price: Dilution.       contributions of previous
   The offering price of the shares          shareholders and estimated future
   was determined arbitrarily by our         offering prices were considered.
   board of directors and not by
   arms-length bargaining. This price        Investors will experience
   bears no necessary relationship to        substantial dilution of their
   our company's book value, assets,         investment, as the $1.00 offering
   lack of earning, trading price or         price per share is substantially
   any other recognized criterion of         greater than the estimated tangible
   value. In determining the offering        book value of our outstanding
   price, the prospects for success of       shares of common stock as of June
   our plan of operations, costs to          30, 1999, of $0.00399 per share.
   operate our Web site shopbiz.com          See "Dilution".
   for the foreseeable future,

                           FORWARD LOOKING STATEMENTS

This prospectus contains                  "Use of Proceeds", "Business" and in
forward-looking statements that           this prospectus generally. Our actual
address, among other things, our          results could differ materially from
electronic commerce strategy,             those anticipated by these
expansion strategy, the development of    forward-looking statements as a result
services, use of proceeds, projected      of various factors, including all the
capital expenditures, liquidity,          risks and uncertainties discussed in
development of additional revenue         "Risk Factors" and elsewhere in this
sources, development of marketing and     prospectus.
distribution alliances, market
acceptance of the Internet,               The Private Securities Litigation
technological advancement, and the        Reform Act of 1995, which provides a
ability to develop name recognition.      "safe harbor" for similar statements
These statements may be found in the      by existing public companies may not
sections of this prospectus entitled      currently apply to securities
"Prospectus Summary", "Risk Factors",     offerings by our company.

                                      BUSINESS
Organization and Initial Financing

   We incorporated MediaComm              Since incorporation we have been
Broadcasting Systems, Inc., as a          primarily engaged in organizing
Colorado corporation on August 20,        activities, raising funds, purchasing
1998. We are doing business as            a personal computer, designing
Shopbiz.com, an assumed name on file      computer software and establishing our
with the Secretary of State of            web site domain, shopbiz.com on the
Colorado, Division of Corporations.       Web.

o  Pursuant to a private placement           McAdam, a member and the manager of
   offering over the period from             Summer Breeze LLC.
   December 1, 1998 to approximately
   February 17, 1999, we issued a            Another beneficial owner of 600,000
   total of 6,000,000 shares of our          of said shares is David R. Nemelka,
   common stock, including shares            a member and the manager of David's
   purchased by the organizers of our        Odyssey LLC. Both Summer Breeze LLC
   company, for $105,000 for an              and David's Odyssey LLC are lenders
   average of $.0175 per share, as           of a portion of the $225,000 of
   adjusted for a three-for-one              loans to our company discussed
   forward stock split of our shares         below. See, "Principal
   of common stock effective August 4,       Shareholders", "Description of
   1999. The beneficial owner of             Securities-Warrants" and "Certain
   750,000 of said shares is Gary            Transactions-Private Financings in
                                             August and September, 1999".

     The proceeds from the foregoing private placements were allocated and expended as of June 30, 1999, as follows: (See, "Financial Statements".)

                         Item                            Amount
                 Software development                  $ 41,737
                 License fees                             1,250
                 Costs applicable to net sales and
                          gross revenues                  4,835
                 Rent to an affiliate                     3,098
                 Consulting services of an affiliate      3,400
                 General and administrative              36,519
                 Working capital                         14,161
                                                       --------
                          Total                        $105,000

   o In August and September, 1999,       percent per annum upon completion of
and concurrent with our forward stock     this offering of our common stock and
split, we borrowed $225,000. As           from the proceeds of the offering or
partial consideration for loaning         if the offering is not completed the
these funds to us we issued to the six    loans with interest are payable on or
lenders 1,800,000 shares of our common    before August 6, and September 30,
stock and 1,8000,000 Series "A"           2000. See "Certain
warrants to purchase shares of our        Transactions-ConCurrent Offering" and
common stock at $2.00 per share. These    "Certain Transactions-Private
loans are payable with interest at 10     Financings in August and September
                                          1999".

We have budgeted the $225,000 of borrowed funds for the following purposes:

                            Item                    Amount
                     Web site development         $ 40,000
                     Advertising and Promotion      95,000
                     General and Administrative     50,000
                     Offering Expense               40,000
                                                  --------
                          Total                   $225,000


Our Business and the Internet             International Data Corporation
                                          projects that Internet commerce will
   The success of our business is         grow from approximately $50 billion in
primarily dependent upon growth of        sales of goods and services in 1998 to
electronic commerce on the world wide     $1.3 trillion of such sales in 2003.
web segment of the Internet, our          Although this approximation does not
ability to provide a marketable           identify what portion of the
service on the Internet and our           projection represents sales of goods
ability to compete with other             only, we believe the portion of that
enterprises using the Internet for        projection that is composed of sales
commercial purposes.                      of goods will be substantial.

   The Internet appears to be growing        Notwithstanding recent growth of
at an unprecedented speed and volume      activity on the Web and the Internet
as a global means of communicating and    generally, their use as a commercial
doing business. Although estimates of     marketplace is still at an early stage
growth of the Internet vary, they         of development. Demand and market
appear to us to be reasonable             acceptance for recently introduced
approximations. For example,              products and services such as our web
International Data Corporation            site shopbiz.com are uncertain. We
estimates that the number of Internet     cannot predict whether sellers and
users will grow from approximately 142    buyers will be willing to shift their
million at the end of 1998 to 399         traditional commercial activities to
million by the end of 2002, and           the Internet. The Internet and the
employing a once per week use of the      world wide web in particular may not
Internet as a measurement, the            prove to be a viable commercial market
Computer Industry Almanac estimates       place for a number of reasons
that such use will grow from 19           including:
million users in 1996 to 320 million
users in 2000 and 720 million users in    o  Concerns about security of
2005.                                        transactions;
                                          o  Inconsistent and unreliable
   In particular relation to online          service;
commerce on the Internet, it appears      o  Congestion on the Internet; and
that this means of doing business is      o  Unacceptable cost of high speed
becoming increasingly accepted.              access.

   If use of the Internet does not        procedures to disclose to and notify
grow and acceptance of it in the          customers of privacy and security
marketplace increase we likely will be    procedures, to obtain consent from
unable to develop a commercially          customers for certain collection and
viable customer base.                     use of information and to provide
                                          users with the ability to access,
   Although we cannot provide you with    correct and delete personal
our estimate in numerical terms, we       information stored by those companies.
believe that the magnitude of use of      These proposed regulations may also
the Internet, its global scope, the       include enforcement and redress
manner of its functioning and its         provisions. There can be no assurance
accessibility afford us a reasonable      that we will adopt policies that
opportunity for marketing of our          conform with any regulations adopted
shopbiz.com web site and our              by the FTC. Moreover, even in the
development of related services on the    absence of those regulations, the FTC
Internet.                                 has begun investigations into the
                                          privacy practices of companies that
Regulation of the Internet                collect information on the Internet.
                                          One investigation resulted in a
   Congress has recently adopted          consent decree pursuant to which an
legislation that regulates certain        Internet company agreed to establish
aspects of the Internet, including        programs to implement the practices
online content, user privacy,             noted above. We may become subject to
taxation, access charges, liability       a similar investigation, or the FTC's
for third-party activities and            regulatory and enforcement efforts may
jurisdiction. The European Union has      adversely affect our ability to
also enacted several directives           collect demographic and personal
relating to the Internet, one of which    information from customers which could
addresses online commerce. In             have an adverse effect on our ability
addition, federal, state, local and       to provide targeted customers from our
foreign governmental organizations are    data base to advertisers and
considering other legislative and         electronic commerce marketers,
regulatory proposals that would           including sellers on our Web site. Any
regulate the Internet. Increased          of these developments would materially
regulation of the Internet may            and adversely affect our business,
decrease its growth, which may            results of operation and financial
increase the cost of doing business       condition.
via the Internet and otherwise
materially and adversely affect our          The European Union has adopted a
business, results of operations and       directive that imposes restrictions on
financial condition.                      the collection and use of personal
                                          data. Under the directive, citizens of
   The Federal Trade Commission           the European Union are guaranteed the
("FTC") has proposed regulations          right to access their data, the right
regarding the collection and use of       to know where the data originated, the
personal identifying information          right to have inaccurate data
obtained from individuals when            rectified, the right to recourse in
accessing Web sites, with particular      the event of unlawful processing and
emphasis on access by minors. These       the right to withhold permission to
regulations may include requirements      use their data for direct marketing.
that companies establish certain          The directive could, among other
                                          things, affect United States companies
that collect information over the         o  Shoppers can purchase one product
Internet from individuals in European        or multiple products from different
Union member countries, and may impose       sellers in one purchasing
restrictions that are more stringent         transaction.
than current Internet privacy             o  Purchases must be made by credit
standards in the United States. In           card and upon placing an order the
particular, companies with offices           shopper's request is automatically
located in European Union countries          processed over a secure line off
will not be allowed to send personal         the Internet and credit is approved
information to countries that do not         or disapproved within approximately
maintain adequate standards of               six seconds.
privacy. The directive does not,          o  Following verification by one of
however define what standards of             our personnel, a shopper's order is
privacy are adequate. As a result, the       automatically transmitted by e-mail
directive may adversely affect the           to the seller of the product
activities of enterprises such as ours       purchased.
that engage in data collection from       o  Contemporaneous with placing of the
users in European Union member               shopper's order with the seller,
countries.                                   the purchase is immediately
                                             confirmed to the shopper by
Our Current Business                         automatic e-mail.
                                          o  Shoppers are automatically informed
   We commenced operating a limited          by e-mail that the product
version of our web site shopbiz.com on       purchased has been shipped and
March 1, 1999. We are now principally        given the relevant details
engaged in promoting and developing          regarding the shipment.
our fully featured web site as a          o  Only when a product purchased has
shopping service on the Internet.            been shipped is the shopper's
Essentially, we act as a retailer of         purchase transaction closed and the
products for manufacturers and               shopper's credit card account is
distributors who want to make sales of       charged for the amount of the
their goods over the Internet. We do         purchase.
not act for sellers of services.          o  For purposes of security personal
                                             information supplied by the shopper
The Principal Features of Shopbiz.com        in a purchase transaction is
                                             encrypted.
Features That Serve Shoppers              o  Shoppers who elect to do so can
                                             participate in a rating system
o  Shoppers who visit our Web site can       which affords them the opportunity
   search for products by keyword,           to rate products and review ratings
   brand name and from multiple              given by other shoppers.
   categories.                            o  Shoppers who wish, can participate
o  Some products are classified in           in a shoppers service which
   more than one category.                   provides shoppers information by
o  Shoppers can select one type of           e-mail relating to products they
   product that is available from more       have designated as products in
   than one seller.                          which they have a particular
                                             interest.

o  Shoppers can submit questions to       o  Through keywords identifying our
   sellers over shopbiz.com by e-mail        sellers' products which are
   directed to our Web site and              electronically, though not visibly,
   sellers can respond by e-mail to          embedded in our Web site system are
   shoppers over our Web site.               automatically picked up and placed
                                             in the data bases of those
Features That Serve Sellers                  enterprises that search the
                                             Internet for such information for
o  Once we have approved a seller the        their particular e-commerce
   seller can offer products on              marketing purposes.
   shopbiz.com free of charge. For
   many sellers this arrangement is       Our Administration of shopbiz.com
   more attractive than incurring the
   cost of establishing their own         o  We operate on shopbiz.com
   individual web site.                      essentially as a retailer of the
o  By logging-on to shopbiz.com using        products of manufacturers and
   a password assigned by us, sellers        distributors.
   can upload presentations of their      o  Our compensation for our retail
   products in the form of images and        services is fixed by a retail
   text.                                     mark-up of products offered on our
o  Sellers can continually manage            Web site in amounts negotiated with
   their presentation of products for        each seller.
   sale on shopbiz.com by editing,        o  Our agreements with sellers
   amending the content of their             regarding our retail mark-up are
   presentations and by adding and           variable and arrived at in keeping
   deleting products all by merely           with our needs and those of each
   accessing our Web site.                   individual seller.
o  Sellers can review orders via the      o  Before admitting a seller to our
   Web site and communicate with us by       Web site we review and approve the
   e-mail transmitted to the Web site.       seller, the products to be offered
o  Sellers products are promoted             for sale and the content of the
   without cost to them by our               proposed presentation of those
   advertising efforts such as our           products.
   affiliate program whereby              o  During regular business hours our
   shopbiz.com and the products of our       personnel monitor activity on our
   sellers are presented on other Web        Web site to insure the efficient
   sites known as our affiliates.            operation of the site, including
o  We offer sellers the opportunity to       our verification of each purchase
   participate in co-branding                made for the purpose of identifying
   marketing efforts with us where the       fraudulent transactions, where
   costs of such marketing are shared.       possible.

o  We continually store the relevant      Our license is for a period of two
   information pertaining to each         years from November 23, 1998 and may
   transaction over our Web site on       be extended for successive periods of
   computer disks as a back-up data       two years, at our option.
   base in the event of a disaster
   which destroys our computer               We have entered into an agreement
   facilities.                            with Image Net, Inc. of Loveland,
                                          Colorado, an Internet Service
Customers of shopbiz.com                  Provider, whereby Image Net, Inc. will
                                          host our Web site
   Currently approximately 100 sellers    denver.theexecutive.com and we will
are offering approximately 2,000          endeavor to obtain subscribers for the
products in 22 categories on              Internet access services of Image Net,
shopbiz.com. The number of sellers and    Inc. Our agreement provides that
products that will be offered on our      revenues from subscribers to our web
Web site in the future is uncertain.      site denver.theexecutive.com will be
                                          shared by Image Net, Inc., Information
   To the date hereof we have had a       Highway, Inc., and ourselves in the
minimal number of shoppers purchase       following manner:
products on our Web site. To what            We will share equally with
extent the number of purchasers on our       Information Highway, Inc. the full
Web site will increase in the future         amount of each subscription fee for
is uncertain.                                the first month. Thereafter, Image
                                             Net., Inc., will receive the
Revenues of shopbiz.com                      substantial portion of such fee and
                                             we will share the remainder of the
   To the date hereof our revenues           fee equally with Information
from operation of shopbiz.com have           Highway, Inc., for every month
been insignificant. Whether our              thereafter that the subscription
revenues from operation of shopbiz.com       stays in force.
will be significant in the future is
uncertain.                                   In addition, we have agreed to
                                          share equally with Information
Our Internet Portal:                      Highway, Inc. our retail mark-ups on
denver.theexecutive.com                   all sales of products occurring on
                                          shopbiz.com which have originated from
   We have obtained a license from        shopbiz.com links on Web sites of
Information Highway Inc., a Vancouver     Information Highway, Inc.
Canada corporation, to operate the
World Wide Web site domain                   We propose to promote subscriptions
denver.theexecutive.com and offer its     to denver.theexecutive.com. However,
content on the Internet. The content      at the date hereof there are no
of denver.theexecutive.com is             subscriptions for this service and no
information intended to interest an       revenues from operation of
executive person in the geographical      denver.theexecutive.com and whether we
area of Denver, Colorado pertaining to    will generate significant revenue from
weather, health, travel and stock         its operation in the future is
quotations and similar information.       uncertain.

Our Plan Of Operations                       install additional storage and
                                             procedures that facilitate use of
Development of Our Web Site shopbiz.com      our Web site. See "Use of
                                             Proceeds".
   Over the 12 months following
completion of this offering we will       Computer Equipment
undertake to improve the efficiency of
our Web site in the following                We intend to upgrade our existing
particulars:                              computer equipment which we currently
o  Our Database. We intend to update      have on loan from a consultant or
   or install new computer equipment,     install new equipment which we will
   as in the circumstances appears to     own depending upon our requirements,
   us most feasible to operate our        as our experience with shopbiz.com
   data base compilation.                 warrants and as our financial and
o  Speed in Processes. Also, we           other resources allow. (See "Use of
   propose to develop a new version of    Proceeds" and "Certain
   our software which would enable us     Transactions-Option Granted to
   to display information in more         Consultant".) The functions of our Web
   variable formats at shopbiz.com.       site which such equipment will serve
   These actions would speed the time     are:
   it takes to access and present data
   at our Web site and would,             o  Our capacity to digitally store
   therefore, be beneficial for users        images on disk
   of our Web site.                       o  The uploading of products on our
o  New Features. The new features we         Web site from external sources such
   intend to add to shopbiz.com              as printed material or information
   include product promotions for            from a disk.
   sellers that will allow them to use    o  The organization of our marketing
   more complex and artistic designs         materials such as digital pictures,
   and that will allow sellers the           banner advertisements, printed
   concentrated promotion of a               material, marketing procedures and
   singular product. In addition, we         marketing data relevant to buyers
   intend to design cosmetic                 and sellers
   improvements in the presentation of    o  Our internal back office accounting
   our Web site. We intend to develop        and accounting of sellers' and
   new features for shopbiz.com as our       buyers' activities on our Web site.
   experience with the Web site in the       See "Use of Proceeds".
   rapidly changing e-commerce
   environment of the Internet guides     Marketing shopbiz.com
   us.
o  Additional Development of                 Our Proposed Automated Advertising
   shopbiz.com. We intend to secure a     System. We are developing a system on
   faster Internet connection and         our Web site which will provide
enterprises selling products on              sites by their owners who are known
shopbiz.com additional procedures to         as affiliates
support their marketing efforts on the    o  Text linked advertising
Internet. Our Automated Advertising       o  Keyword advertising
System will provide our sellers with      o  Contextual advertising which is the
these two additional marketing tools:        display of products available at
o  Sellers of products on shopbiz.com        Web sites of others whose products
   with merely a click on shopbiz.com        have a natural association with
   will be able to purchase, jointly         products offered for sale on our
   with us, advertising of their             Web site. This association is known
   products on the multiple Web sites        in e-commerce as affinity.
   at which we have purchased
   advertising. In this way we hope to       Our Affiliate Program. We currently
   expand the exposure of advertising     have approximately 2,200 affiliated
   for all of our sellers and for         Web sites worldwide where our banner
   ourselves.                             and logo are displayed. Our
o  Sellers can design product             relationship with these affiliates is
   promotions such as giveaways and       administered by Commission Junction
   sweepstakes contests, create           which has its Web site at www.cj.com.
   advertising banners and hyperlinks     Our arrangement with Commission
   that with merely a click on our Web    Junction provides for a sharing of
   site shopbiz.com will be presented     revenues whereby we pay a fee to
   on our Web pages. See "Use of          Commission Junction and a fee to an
   Proceeds".                             affiliate when either a click or an
                                          impression occurs on our Web site or a
   Internet Advertising. We propose to    sale occurs at our Web site and any of
expend approximately one-half of the      which events has originated at the Web
proceeds we have budgeted for             site of the affiliate.
marketing of our Web site for
advertising on the Internet. We have         Our expenditure for these methods
limited experience with advertising on    of advertising are consequent upon an
the Internet; therefore, our marketing    action initiated by others and we,
on the Internet will be, to a             therefore, classify these methods as
significant extent, experimental and      indirect marketing.
the results of such advertising is
highly uncertain.                            Our Direct Purchase of Internet
                                          Advertising. We propose to directly
   The advertising on the Internet we     purchase advertising at multiple Web
propose to undertake consists of the      sites on the Internet from many such
following mediums:                        sites where we expect to achieve
o  Banner advertising at our Web site     exposure of shopbiz.com to thousands
   which consists of a display of our     of potential customers on the Internet
   name and logo to a user who visits     in the following ways:
   shopbiz.com                            o  Offering of our products on
o  Display of our banner on other Web        multiple Web sites within an
                                             auction procedure

o  Our purchase of keywords linked to     We hope to obtain a competitive
   shopbiz.com that are displayed on      advantage by being a relatively early
   multiple Web sites.                    entrant into this market. However, due
                                          to our status as a development stage
Conventional Advertising                  company and our need for working
                                          capital and additional personnel, we
   Approximately one-half of the          may be at a competitive disadvantage
proceeds of this offering which we        as compared to other participants in
have budgeted for marketing of            commerce over the Internet.
shopbiz.com, we intend to spend on
conventional advertising such as             In addition to individual
television, radio, newspapers,            manufacturers and distributors of
magazines and bill boards, including      products on the Internet, we will face
banners at stationary locations, and      competition from established shopping
on taxicabs and other public              malls presently in operation over the
conveyances. We propose to expend         Internet. Enterprises such as Icat and
approximately 20 percent of the funds     Netcom, presently maintain Web sites
on conventional marketing of our          for distribution of products and
portal denver.theexecutive.com. See       services. These enterprises maintain
"Use of Proceeds".                        Web sites designed to function in a
                                          manner similar to our operation of
Competition                               shopbiz.com. These competitors may
                                          hold a competitive advantage over us
   Competition for customers by           due to their prior presence and
sellers and distributors of               developed technology.
merchandise on the Internet is growing
and we expect that it will increase          Many larger, well-established
rapidly in the future. While we           companies in traditional markets have
anticipate that the use of the            also established a presence on the Web
Internet by consumers as a shopping       as a means of reaching additional
medium will increase in the future, we    customers. Some enterprises such as
expect that competition among             Amazon.com focus exclusively on the
individual sellers will become            Internet as a means of marketing and
increasingly intense as merchants and     distribution. Other companies, such as
distributors seek to exploit the          Republic Industries, a nationwide
Internet as a market place. As with       distributor of new and used
other means of marketing and              automobiles, uses the Internet as an
distribution, companies who have          adjunct to traditional means of
established a presence in the Internet    marketing and distribution. These and
market may have gained a competitive      other enterprises are considerably
advantage over our company. While the     larger and have more financial
number of shopping sites on the Web is    resources than have we. We believe
presently small, relative to the          that our company will initially be at
volume of goods and services consumed     a competitive disadvantage with regard
in traditional markets in the United      to working capital, personnel and
States and world wide, we believe that    technology relative to other
commerce in goods on the Internet will    enterprises, large and small, using
increase dramatically in the future.      the Internet to market their products.

Trademark                                 further development and administration
                                          of our Web site. However, computer
   The company has reserved its domain    programmers are currently in high
on the Web under the name shopbiz.com.    demand and there is no assurance that
This registration is good for a period    such individuals can be obtained on
of 2 years and may be renewed by us       terms acceptable to us. In the event
prior to its expiration. We have also     we are unable to obtain qualified
registered shopbiz.com as an assumed      individuals to fill such positions, we
name with the Colorado Secretary of       will continue to rely on third-party
State. We intend to file for              contractors. We, also, anticipate
registration of the name shopbiz.com      retaining a financial officer and
with the United States Patent and         business development personnel in the
Trademark Office in the near future.      future as circumstances and our
The process for completing such a         financial resources permit. See "Use
registration is lengthy, and can          of Proceeds".
extend to approximately 6 months.
Notwithstanding completion of an             We, also, have retained the
application for name registration,        services of third-party contractors to
there is no assurance that a name will    assist in development of our computer
be accepted for registration. Unless      software. In addition, we have
and until that registration is            retained outside legal and accounting
complete and we have the protection of    services. We believe we have
Federal trademark statutes, we must       satisfactory relations with our
rely on court-established legal           employees and consultants and that
principles to protect our rights in       such relationships will continue for
the name.                                 the foreseeable future. See "Certain
                                          Transactions-Options Granted to
   While we intend to pursue all          Consultant".
reasonable means to protect our rights
in the name shopbiz.com we do not         Facilities
believe trade name protection to be a
critical element for successful              Our executive and operating offices
operation of our business.                at 925 W. Kenyon #15, Englewood,
                                          Colorado 80110, are occupied under a
Employees                                 sublease from MediaComm Marketing
                                          International, Inc., an affiliate. We
   The company currently has four         exclusively occupy approximately 1,000
employees, including its two executive    square feet and we share secretarial,
officers, Messrs. Don E. Montague and     reception, conference and other common
Steven S. Montague. In addition to        areas with MediaComm Marketing
these executives, we employ two           International, Inc. We rent these
individuals as software developers        premises on a month-to-month basis at
whose employment is at our will. See      a cost of $525 per month. We believe
"Management-Executive Compensation".      these facilities are sufficient for
                                          our needs for the foreseeable future.
   Upon receipt of the proceeds of        See "Certain Transactions-Arrangements
this offering, we intend to hire          with Affiliate".
additional employees to assist in

                                          Legal Proceedings

   Our computer equipment is on loan         Neither Shopbiz.com nor any of our
from Cygen Technologies, Inc., our        properties, nor any of our officers
technical consultant, and is located      and directors in their capacities as
on the premises of that consultant in     such, are the subject of any legal
Denver, Colorado. For the foreseeable     proceedings, nor are there any such
future the loan and use of premises       legal proceedings contemplated to the
are without charge to us.                 best of our knowledge and belief.



                                 USE OF PROCEEDS

     The following table sets forth the net proceeds to be received by us from sale of our shares. Assuming no commissions will be paid to participating broker/dealers, the net proceeds to Shopbiz.com will be approximately a minimum of $450,000 and maximum of $900,000. We estimate that the proceeds will be applied during the next twelve-month period essentially as follows:

                              Net Offering Proceeds

Description of Use               Minimum   Percentage  Maximum   Percentage

Payment of Loans with
Interest (1)                     $233,000      57%     $233,000     27%

Marketing of Web site              45,000       8%      274,000     31%

Computer Equipment                 12,000       2%       25,000      2%

Web site development               22,000       3%       41,000      4%

General and
Administrative expense            129,000      29%      302,000     34%

Working capital                     9,000       1%       25,000      2%
                                ---------              --------

         TOTAL                   $450,000     100%     $900,000    100%

(1) See "Business-Organization and Initial Financing" and "Certain Transactions-Private Financings in August and September, 1999" for a description of the terms of the loans.

o Other than commissions which may be paid to participating broker/dealers, the expenses of this offering which are estimated to be $40,000, including legal and accounting fees, Blue Sky fees of various states, printing, mailing and miscellaneous items, have been paid or will be paid from funds on hand prior to the offering. See "Business - Organization and Initial Financing."

o The amounts set forth above are estimates only. Consequently, the actual amounts are likely to vary from that described. To the extent proceeds are inadequate in any area of expenditure, supplemental amounts may be drawn from working capital, if available. Any additional proceeds necessary for operation will be obtained through debt financing or additional equity financing. However, we have no specific plans for future financing and the officers and directors have made no commitment to advance funds to us. Any proceeds not required for the proposed expenditures we will retain and use as working capital.

o Pending utilization, we may make temporary investments of the proceeds in interest bearing certificates, including United States government securities, short-term certificates of deposit, money market funds or other short term interest bearing investments. We do not intend to register as an Investment Company under the Investment Company Act of 1940. Accordingly, any investment by us shall be made so as to avoid regulation as an Investment Company.

                                   MANAGEMENT

Officers and Directors

     The  following individuals are the officers and directors of Shopbiz.com:

     Name                        Age    Position
     ----                        ---    --------
     Don E. Montague             58     Chairman of the Board of Directors,
                                        President and Chief Executive Officer
     Steven S. Montague          30     Vice President, Director of
                                        Communications and a Director
     Anthony "Anton" Delgado     48     Secretary Treasurer, and a Director
     Gunther Than                52     Director

     Don E. Montague is a "founder" and a "parent" of our company, as defined by rules promulgated under the Securities Act of 1933 and the Securities Exchange Act of 1934 as he is the principal person who founded and organized Shopbiz.com.

     Don E. Montague. Mr. Montague's principal occupation is as President and Chief Executive officer of MediaComm Marketing International, Inc., an affiliate of Shopbiz.com, a position he has held since his founding of that corporation in 1989. MediaComm Marketing International, Inc., is engaged in public relations and investor relations services for many business enterprises located in the United States and Canada.

     Prior to founding MediaComm Marketing International, Inc., Mr. Montague was production manager for KCNC Television in Denver, Colorado, when it was an NBC affiliate. As production manager he was responsible for operations, personnel and administration of the production department.

     Although Mr. Montague devotes the substantial part of his time and efforts on behalf of MediaComm Marketing International, Inc., he is able to expend such time and effort on the business of Shopbiz.com, as its affairs require. See, "Certain Transactions-Arrangements with Affiliate".

     Steven S. Montague. Mr. Montague's principal occupation is as a Vice President of our company. He has held this position from January 1, 1999 to the present time. From approximately October 1994 to February 1996 he was a sales representative and producer of video materials for Mediacomm Marketing International, Inc., an affiliate of our company. From February 1996 to September 1997, he was an account executive at Rocky Mountain News, a newspaper of general circulation located in Denver, Colorado. From December 1997 to April 1998, Mr. Montague was an account executive for Microsoft Sidewalk, a company providing Internet marketing solutions for local businesses. From April 1998 to August 1998, he was marketing director for Credit Card Services, Inc., where his principal responsibilities were the development and oversight of all media campaigns and the implementation of a telephone call center.

     Mr. Montague is, also, the manager of Shaw Communications, LLC, a privately held company previously engaged in consulting with enterprises operating on the Internet and providing media services to such enterprises and which is now dormant.

     Steven S. Montague is the son of Don E. Montague.

     Anthony "Anton" Delgado. Mr. Delgado's principal occupation is as senior producer and art director for MediaComm Marketing International, Inc., a position he has held since inception of that company in 1989. He is responsible for overseeing production of art, graphics and related design products, coordinating and directing in studio and remote location production of video presentations for clients of that corporation. In addition, he directs production of promotional pieces, logo development and other print advertising for clients of MediaComm Marketing International, Inc.

     Mr. Delgado performs the duties of Secretary and Treasurer of Shopbiz.com as required and acts in that capacity without compensation.

     Gunther Than. Mr. Than's principal occupation is as President and Chief Executive Officer of Views Systems, Inc., a publicly held company engaged in developing software for compressing, storing, searching for and transmitting high quality digitized static and cinematic images over the Internet and surveillance systems over the Internet. He has held said position from 1997 to the present time. From 1994 to 1997, Mr. Than was President and a founder of View Technologies, Inc., a privately held company engaged in computer software development and systems integration. From 1990 to 1994, he was an independent consultant with respect to computer software programming.

     Mr. Than acts as a consultant to our company with respect to Internet technology.

     Mr. Than is a graduate of the University of Wisconsin with a dual Bachelors Degree in Engineering Physics and Applied Mathematics. He, also, has completed graduate studies toward a Ph.D. Degree in Mathematics at the University of Wisconsin and completed graduate studies toward an MBA Degree at Marquette University.

Executive Compensation

     Steven S. Montague is employed by our company pursuant to a one-year employment contract effective January 1, 1999. His salary is fixed at $50,000 per annum and he is entitled to participate in employee benefit plans maintained by our company, including insurance, stock option and profit sharing plans. His employment contract is renewable from year-to-year unless terminated by either himself or our company upon not less than 14 days advance written notice. In 1998, we paid Shaw Communications, LLC $3,400, a company of which Steve S. Montague is a principal member and its manager.

     Mr. Don E. Montague has agreed with us to perform the duties of his office without compensation for a period of 18 months from January 1, 1999. At the end of that period we intend to negotiate compensation for Mr. Montague commensurate with our financial resources at that time.

     Mr. Delgado performs the duties of his office without compensation. Commensurate with our financial resources, including revenues from operations and the proceeds of this offering, we propose, from time to time, to pay Mr. Delgado consulting fees for art work related to our marketing efforts.

     Our directors are not compensated in their capacities as directors. However, a director is entitled to be reimbursed for travel and other expenses incurred in connection with his attendance at meetings of the board of directors. All of our officers, directors and employees are entitled to participate in the stock option plan discussed below.

Indemnification of Directors Officers and Others

     Article 109 of the Colorado Business Corporation Act expressly authorizes a Colorado corporation to indemnify its directors, officers, employees, fiduciaries and agents against claims or liabilities arising out of such persons' conduct in those capacities if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of their company. A corporation may also purchase and maintain liability insurance on behalf of such persons.

     Article IX of our Amended and Restated Articles of Incorporation provide for the indemnification of our directors, officers, employees and agents. We do not maintain any liability insurance on behalf of any such persons.

     Insofar as indemnification by us for liabilities arising under the Securities Act of 1933 may be permitted to our officers and directors pursuant to the foregoing provisions, or otherwise we are informed that in the opinion of the staff of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Non-qualified Stock Option and Stock Grant Plan

     We have a non-qualified stock option and stock grant plan for the benefit of key personnel and others providing significant services to our company. An aggregate of 3,000,000 shares of our common stock has been reserved for issuance under the plan.

     The plan is administered by our board of directors, which is empowered to select optionees and recipients of any stock grants, the number of shares and the terms and conditions of any options or grants to key persons as defined in the plan. In determining the value of services rendered to us for purposes of awards under the plan, the board of directors considers, among other things, such person's employment position and relationship with our company, that person's duties and responsibilities, ability, productivity, length of service or association, morale, interest in our company, recommendation by supervisors and the value of comparable services rendered by others in the business community. All options granted pursuant to the plan must be exercisable at a price not less than the fair market value of our shares of common stock on the date of a grant.

     There is no federal taxable income to an optionee as the result of the grant of a non-qualified stock option unless the exercise price is set at less than fair market value. However, an optionee has income subject to federal taxation upon the exercise of a non-qualified stock option based on the difference between the fair market value of the shares acquired at the time of exercise and the option price. The company is not entitled to a tax deduction upon the grant of a non-qualified stock option, but is entitled to a federal tax deduction upon exercise of an option equivalent to the optionee's income subject to federal income tax.

     Currently, under the plan, there is an option outstanding entitling one employee the right to purchase 75,000 shares of our common stock at a price of $.35 per share.

     Separate from and outside the plan, we have granted an option to purchase 150,000 shares of common stock at $.20 per share to a consultant. See "Certain Transactions - Option Granted to Consultant."

                             PRINCIPAL SHAREHOLDERS

     As of the date of this Prospectus, there is a total of 7,800,000 shares of our common stock outstanding, the only class of our voting securities currently outstanding. The holders of our common stock are entitled to one vote for each share held by them of record.

     The following table sets forth holdings of our common stock by each person who, as of the date of this Prospectus, holds of record or is known by us to own beneficially 4 percent or more of the voting securities outstanding and, in addition, by all directors and officers of Shopbiz.com as a group. The table does not reflect up to 3,000,000 shares of common stock underlying our stock option plan. The shareholders listed below have sole voting and investment power.

Percentage of Voting Securities
                                                            After      After
                                     Number of   Before     Offering   Offering
Name                                 Shares      Offering   Minimum    Maximum

Don E. Montague                      3,060,000     39%        37%        35%

Steven S. Montague                     270,000      4%         3%         3%

Gary McAdam                          1,110,000     14%      13.5%      12.7%

David R. Nemelka                       960,000     12%      11.7%        11%

Gunther Than                           840,000     11%        10%       9.6%

All Officers and Directors
as a Group (4 persons)               4,260,000     55%        52%        49%

     Don E. Montague and Steven S. Montague are respectively, father and son. Messrs. Montague are officers and directors of Shopbiz.com and the address of each of them is 925 West Kenyon Avenue #15, Englewood, Colorado 80110.

     Gary McAdam is the beneficial owner of the 1,110,000 shares shown in the above table. The record owners of these shares are: Summer Breeze LLC 360,000 shares; Second Chance Investments 600,000 shares; GJM Trading 150,000 shares, the address of all of whom is: 14 Red Trail Drive, Highland Ranch, Colorado 80126.

     The 1,110,000 shares attributed to Gary McAdam do not include approximately 45,000 shares he could indirectly acquire by conversion of a promissory note from our company held by Summer Breeze LLC, nor does it include 360,000 shares he could indirectly acquire upon exercise of 360,000 Series "A" Warrants held by Summer Breeze LLC, should Summer Breeze LLC not elect to sell such warrants as it currently proposes to do. In addition, should we default in payment of the promissory note, Summer Breeze LLC could convert the amount due on the note into approximately 450,000 of our shares. See "Description of Securities-Warrants", "Certain Transactions-Private Financings in August and September, 1999" and "Certain Transactions-ConCurrent Offering".

     Mr. Than is a director of Shopbiz.com and acts as a consultant to our company. His address is 925 West Kenyon Avenue #15, Englewood, Colorado 80110.

     David R. Nemelka is the beneficial owner of the 960,000 shares shown in the above table. The record owners of these shares are: David's Odyssey LLC 360,000 shares; Tradeco Corp. 600,000 shares.

     The 960,000 shares attributed to David R. Nemelka do not include approximately 45,000 shares he could indirectly acquire by conversion of a promissory note from our company held by David's Odyssey LLC nor does it include 360,000 shares he could indirectly acquire upon exercise of 360,000 Series "A" Warrants held by David's Odyssey LLC, should David's Odyssey elect not to sell such warrants as it currently proposes to do. In addition, should we default in payment of the promissory note, David's Odyssey LLC could convert the amount due on the note into approximately 450,000 of our shares. See "Description of Securities-Warrants", "Certain Transactions-Private Financings in August and September, 1999" and "Certain Transactions-ConCurrent Offering".

     David R. Nemelka's address is 1310 East 1600 South, Mapleton, Utah 84664.

Changes in Control

     We know of no arrangement, including the pledge by any person of our securities, which may at a subsequent date result in a change of control of our company.

                                    DILUTION

     As of June 30, 1999, there were 2,000,000 shares of our common stock outstanding. This number of shares was increased to 6,000,000 as a result of a three for one stock split effective August 4, 1999. Subsequently, in August and

September 1999, the total number of our outstanding shares of common stock was increased to 7,800,000 by the issue of 1,800,000 shares to persons who loaned us $225,000. See "Certain Transactions - Private Financings in August and September 1999."

     The financial statements of our company as of June 30, 1999, show a net tangible book value of $23,930 or $.00399 per share of common stock calculated on the basis of 6,000,000 shares outstanding as of June 30, 1999.

     The information presented in the following two tables reflects 7,800,000 shares of our common stock outstanding as of the date of this Prospectus.

Relative Investments
                                                                       Average
                             Shares Purchased    Total Consideration   Price per
                            Number     Percent   Amount      Percent   Share

Minimum Offering
 Existing Shareholders    7,800,000     94.5%   $109,410     19.56%    $.014
 New Investors              450,000      5.5%   $450,000     80.44%    $1.00

Maximum Offering
 Existing Shareholders    7,800,000       90%   $109,410     10.84%    $.014
 New Investors              900,000       10%   $900,000     89.16%    $1.00


Dilution to Investors in This Offering
                                                       Minimum     Maximum

Net Tangible Book Value per Share
  After Offering                                       $.05745      $.106

Increase per Share to Existing Shareholders
  Attributable to New Investors                        $.05346      $.102

Dilution per Share to New Investors                    $.94254      $.898

Dilution Percentage of Purchase Price                   96%           90%


                      SUBSCRIPTION AND PLAN OF DISTRIBUTION

   This offering is being conducted by    who are members of the NASD. The
us, through our officers and              minimum subscription is 1,000 shares,
directors, on a 450,000 share minimum     except we may accept subscriptions for
"all or none", 900,000 share maximum      500 shares, in our sole discretion. We
"best efforts" basis at an offering       will not pay a commission to our
price of $1.00 per share. The common      officers or directors for sales made
stock may also be offered and sold        by them. We and participating
through participating brokers/dealers     broker/dealers may further agree to
indemnify each other against certain         We anticipate making sales of the
liabilities, including liabilities        shares to residents of the states of
arising under the Securities Act of       Colorado, New York and the District of
1933. No one, including us or any         Columbia, as well as other persons
broker/dealer, has made any commitment    resident in other states who have
to purchase any or all of the shares      expressed an interest in our company,
offered hereby. Rather, the officers      certain clients and subscribers of
and directors will use their best         MediaComm Marketing International,
efforts to find purchasers for the        Inc., our affiliate, or persons we
shares until *, 1999, subject to an       believe may be interested in
extension in our sole discretion for      purchasing our shares. We may sell
an additional period not to exceed        shares to such persons only if they
sixty days.                               reside in a state in which we are
                                          permitted to sell the shares. We are
   All proceeds from subscriptions        not obligated to sell any shares to
with respect to the first 450,000         any such persons.
shares will be deposited promptly with
Peak National Bank, Lakewood,                Our officers, directors, present
Colorado, Escrow Agent for this           shareholders and persons associated
offering pursuant to the terms of an      with them, may purchase some of the
Escrow Agreement. All of the proceeds     shares offered hereby. However,
of this offering will be deposited in     officers, directors, present
the escrow account no later than noon     shareholders and their associates will
of the business day next following        not be permitted to purchase more than
receipt. In the event that 450,000        twenty percent of the shares to be
shares are not sold, on or before         sold hereunder and such shares will be
*,1999, subject to an additional          held by those persons for investment
period not to exceed sixty days, all      and not for distribution. To the
funds will be refunded promptly to        extent that such persons acquire
subscribers in full without deduction     shares in the offering, the number of
therefrom or interest thereon. If the     shares required to be purchased by new
minimum proceeds are received before      investors to reach the minimum will be
expiration of the offering period, we     reduced by a like amount. Any such
will hold an initial closing for          sales will be made on the same terms
disbursement of funds. Subsequent         and conditions as sales made to other
closings may be held upon receipt of      purchasers. No proceeds from this
additional subscriptions. During the      offering will be used to finance any
offering period or any extension          purchases of shares by officers,
thereof, no subscriber will be            directors, present shareholders or
entitled to a refund of any               their associates.
subscription. We reserve the right to
accept or reject any subscription, in
whole or in part.

Pricing the Common Stock                     In as much as we have not retained
                                          an underwriter or broker/dealer to
   The offering price of our shares of    assist in this offering, the offering
common stock was determined               price has not been arrived at through
arbitrarily by us. In arriving at that    a process of arms-length negotiation.
price, our board of directors took        Accordingly, new investors bear a
into account such factors as our lack     disproportionate risk to that of
of history and operations, our assets,    existing shareholders attendant to the
plan of operation and anticipated         fact that the offering price was
costs of our continued development and    arrived at arbitrarily, rather than by
operation. However, the offering price    arms-length bargaining.
of the shares should not be understood
as an indication of the value of the      Delivery of Common Stock
shares offered or an assurance that
you will be able to resell these             We intend to timely issue
shares for an amount equal to or more     certificates for the shares after
than the offering price. The offering     completion of the offering and to
price of the shares bears no necessary    forthwith mail such certificates
relationship to our assets, book          directly to investors at their
value, lack of earnings, net worth or     addresses as set forth in their
other recognized criterion of value.      subscription agreements.


                          SHARES ELIGIBLE FOR FUTURE SALE

   Prior to this offering there has       without restriction under the
been no public market for our shares      Securities Act of 1933 except that any
of common stock. We cannot predict the    shares purchased in this offering by
effect, if any, that future market        "affiliates" (as that term in defined
sales of our shares, or the               in Rule 144 under the Securities Act
availability of such shares for sale,     of 1933) will be subject to the resale
will have on the prevailing market        limitations of Rule 144, except the
price of the common stock following       holding period.
this offering. Nevertheless, sales of
substantial amounts of our shares of         The remaining 7,800,000 shares are
common stock in the open market           "restricted" within the meaning of
following this offering could             Rule 144 under the Securities Act of
adversely affect the prevailing market    1933. Of this number, * shares will be
price of the shares.                      eligible for immediate sale in the
                                          public market without restriction
   Upon completion of this offering       under Rule 144(k).
and assuming sale of the maximum
number of shares (900,000) and further       In general, under Rule 144, as
assuming no exercise of outstanding       currently in effect, any person (or
warrants to purchase shares of our        persons whose shares are aggregated)
common stock, there will be 8,700,000     who has beneficially owned restricted
outstanding shares of our common          securities for at least one year, is
stock. Of those, only the shares in       entitled to sell, within any
this offering will be subject to any      three-month period, a number of shares
applicable state law restrictions on      that does not exceed the greater of
secondary trading, freely tradable

(i) one percent of our outstanding        Securities and Exchange Commission
shares (approximately 87,000 shares       shares privately issued under certain
immediately after the offering), or       compensatory stock-based plans, such
(ii) the average weekly trading volume    as our Stock Bonus Plan, may be resold
of our stock during the four calendar     under Rule 144 within ninety days from
weeks immediately preceding the date      the date of this prospectus. Of the
on which notice of the sale is filed      current outstanding shares none have
with the Securities and Exchange          been issued under Rule 701 as of the
Commission. Sales pursuant to Rule 144    date of this offering.
will also be subject to certain
requirements relating to manner of           Prior to this offering, there has
sale, notice and availability of          been no pubic market for our common
current public information about our      stock. We cannot predict the effect,
company. A person who is not deemed to    if any, that sales of shares under
have been an affiliate of our company     Rule 144 or the availability of shares
at any time during the 90 days            for sale will have on the market price
immediately preceding the sale and        of our stock prevailing from time to
whose restricted shares have been         time after the offering. We are unable
fully-paid for two years since the        to estimate the number of shares that
later of the date they were acquired      may be sold in the public market under
from us, or the date they were            Rule 144, because the amount will
acquired from one of our affiliates,      depend on the trading volume in, and
may sell these restricted shares under    market price for, our common stock and
Rule 144(k) without regard to the         other factors. Nevertheless, sales of
limitations and requirements relating     substantial amounts of shares in the
to number of shares outstanding or        public market, or the perception that
trading volume described above. Under     such sales could occur, could
Rule 701, promulgated by the              adversely affect the market price of
                                          our shares of common stock.


                              DESCRIPTION OF SECURITIES

   Our authorized capital consists of     respect to liquidation rights and
50,000,000 shares of common stock, no     dividend rights. There are no
par value and 5,000,000 shares of         preemptive rights to purchase any
preferred stock, no par value. The        additional shares of common stock. Our
following description of our              Articles of Incorporation prohibit
securities is qualified in its            cumulative voting for the election of
entirety by reference to our Articles     directors. In the event of
of Incorporation, a copy of which is      liquidation, dissolution or winding up
available upon request of us.             of our company, holders of shares of
                                          common stock will be entitled to
Common Stock                              receive, on a pro rata basis, all
                                          assets of our company remaining after
   Each share of our common stock is      satisfaction of all liabilities and
entitled to one vote at all meetings      all liquidation preferences, if any,
of shareholders. All shares of common     which may have been granted to holders
stock are equal to each other with        of our preferred stock.

   All of our issued and outstanding      rights, and, (x) other rights and
common stock is, and, when shares of      obligations our board of directors may
this offering are paid for according      provide, if any.
to the terms of the offering, will be
fully paid and non-assessable and is      Warrants
not subject to any future call.
                                             We have issued 1,800,000 Series "A"
Preferred Stock                           Warrants to purchase shares of our
                                          common stock. The exercise price of
   Our Articles of Incorporation          the warrants is $2.00 per share,
authorize the board of directors to       subject to adjustment in the
divide the preferred stock into series    circumstances discussed below. Each
and to fix and determine the relative     warrant entitles the holder to
rights and preferences of the shares      purchase one share of common stock at
of any such series so established to      the exercise price at any time
the full extent permitted by the laws     beginning one year from the date of
of the State of Colorado and the          issue of the warrants until five years
Articles of Incorporation in respect      from March 31, 2000. See
to, (i) the number of shares to           "Business-Financings in August and
constitute such series and the            September 1999".
distinctive designations thereof; (ii)
the rate and preference of dividends,        If a registration statement filed
if any, the time of payment of            with the Securities and Exchange
dividends, whether dividends are          Commission which includes the
cumulative and the date from which any    warrants, and the shares underlying
dividend shall accrue, (iii) whether      the warrants, does not remain
preferred stock may be redeemed and,      effective during the period in which
if so, the redemption price and the       the warrants may be exercised, then
terms and conditions of redemption;       the holder may convert the warrants,
(iv) the liquidation preferences          in whole or in part, into the number
payable on preferred stock in the         of shares determined by dividing (a)
event of involuntary or voluntary         the aggregate fair market value of the
liquidation; (v) sinking funds or         shares of the common stock issuable
other provisions, if any, for             upon exercise of the warrant minus the
redemption or purchase of preferred       aggregate warrant price of such shares
stock; (vi) the terms and conditions      by (b) the fair market value of one
by which preferred stock may be           share.
converted, if the preferred stock of
any series are issued with the               The Series "A" Warrants are not
privilege of conversion; and (vii) the    cancellable or redeemable by our
effect upon the preferred stock of any    company.
merger, combination, sale of
substantially all of the assets of our       The Series "A" Warrants do
company or re-classification of shares    not confer upon the holder any voting
of our company; (viii) arrears in the     or preemptive rights, or any other
payment of dividends; (ix) voting         rights of a stockholder of our
                                          company.

   The Series "A" Warrant exercise        information with the Securities and
price and the number of shares of         Exchange Commission. You may read and
common stock to be obtained upon          copy any reports, statements or other
exercise of the warrants are subject      information we file at the public
to adjustment in the event of a stock     reference room of the Securities and
split or, dividend on, or a               Exchange Commission in Washington,
subdivision, combination, or              D.C. You can request copies of these
recapitalization of the common stock      documents, upon payment of a
or the sale of substantially all the      duplicating fee, by writing the
assets of our company, or a merger or     Securities and Exchange Commission at
consolidation of our company into         Washington, D.C. 20549. You can call
another corporation or other business     the Securities and Exchange Commission
entity where Shopbiz.com is not the       at 1-800-SEC-0330 for further
surviving corporation.                    information relating to the operation
                                          of the public reference rooms. Our
   The Series "A" Warrants may be         filings with the Securities and
exercised upon surrender of the           Exchange Commission are also available
warrant certificate on or prior to the    to the public on the Securities and
expiration date at our offices, with      Exchange Commission Internet site at
the subscription form furnished with      http:\\www.sec.gov.
the warrant certificate filled out and
executed as indicated, accompanied by     Transfer Agent
payment of the full exercise price for
the number of warrants being                 We intend to appoint Securities
exercised. See "Certain                   Transfer Corporation as transfer agent
Transactions-Private Financings in        for our common stock. Its address and
August and September, 1999".              telephone number are 16910 Dallas
                                          Parkway, Suite 100, Dallas, Texas
Reports to Shareholders                   75248; (972) 447-9890.

   Our fiscal year ends March 31. We      Dividends
intend to furnish our shareholders
annual reports containing audited            We have paid no dividend on our
financial statements and other            shares of common stock since inception
appropriate reports. Following the        and no dividends on our shares of
completion of this offering of our        common stock are contemplated in the
shares, we will be required to file       foreseeable future. Any earnings of
certain periodic reports and other        Shopbiz.com will be reinvested in our
                                          business for the foreseeable future.

                                CERTAIN TRANSACTIONS

Initial Private Financings                shares of our common stock and Series
                                          "A" Warrants to purchase 1,800,000
   We commenced financing of              shares of common stock at $2.00 per
Shopbiz.com in December 1998, by          share. The warrants are exercisable at
issuing 3,600,000 shares of our common    any time beginning one year after the
stock, as adjusted to account for a       date of issue of the warrants and
three-to-one forward stock split of       before five years from March 31, 2000.
our shares on August 4, 1999, to a        These loans bear interest at the rate
group of persons composed of the          of 10 percent per annum and are
officers and directors and a limited      payable together with interest
number of third parties. Messrs. Don E    concurrently with the initial release
Montague, Steven S. Montague and          from escrow of funds from this
Anthony Delgado acquired 3,060,000;       offering of our shares or in the event
270,000 and 90,000 shares                 this offering is not completed, the
respectively, for a price per share of    loans are payable on or before August
$.0082. Don Montague paid cash in the     6, September 1, and September 30,
amount of $25,000 for the shares          2000. Prior to maturity the total of
acquired by him; Messrs. Steve S.         $225,000 of loans are convertible into
Montague and Anthony "Anton" Delgado      shares of common stock of our company
performed services for Shopbiz.com        at the rate of $1.00 of principal and
valued at the amounts of $2,205 and       interest due at the time of such
$735 respectively. Messrs. Don E.         conversion. This conversion right is
Montague and Anthony "Anton" Delgado      subject to applicable law in force in
were the only members of the Board of     the jurisdiction where exercise of
Directors approving those                 such right is involved. In addition,
transactions.                             if in the reasonable judgement of our
                                          company, conversion cannot occur
Private Financings in August and          without registration or qualification
September, 1999                           under applicable federal and state
                                          laws our company will not be obligated
   On August 6, September 1, and          to permit conversion of the loans into
September 30, 1999, we entered into       shares of our common stock. However,
Funding Agreements which provided for     in the event of our default in payment
loans to Shopbiz.com totaling             of the loans, the lenders would have
$225,000. As consideration to the         the option to convert the amount of
lenders for making these loans, we        the loans and accrued interest into
issued an aggregate of 1,800,000          shares of our common stock at the rate
                                          of $0.10 per share.

The following table sets forth the identity of each of the lenders, the amount of each loan and the number of shares and warrants issued to each lender.

                                 Amount            Number of         Number of
Lender                           of Loan           Shares            Warrants
Business Development
  Corporation                    $45,000            360,000          360,000

Mathis Family Partners            20,000            160,000          160,000

Earnest Mathis IRA Rollover       25,000            200,000          200,000

Summer Breeze LLC                 45,000            360,000          360,000

David's Odyssey                   45,000            360,000          360,000

David N. Nemelka                  45,000            360,000          360,000
                                --------------------------------------------

Totals                          $225,000          1,800,000        1,800,000


     Van R. Perkins of 340 Sunset Drive, Suite 1203, Ft. Lauderdale, Florida 33301, is the President of Business Development Corporation.

     Earnest Mathis of 26 West Dry Creek Circle, Suite 600, Littleton, Colorado 80120, is the beneficial owner of the Earnest Mathis IRA Rollover. All documents pertaining to this IRA are in the name of Earnest Mathis IRA, Rollover, U.S. Bank, National Association, Custodian.

     Earnest Mathis of 26 West Dry Creek Circle, Suite 600, Littleton, Colorado 80120, is a general partner of Mathis Family Partners. He is the same person as the beneficiary of the Earnest Mathis IRA Rollover identified above.

     Gary McAdam of 14 Red Trail Drive, Highland Ranch, Colorado 80126, is a member and the manager of Summer Breeze LLC.

     David R. Nemelka of 1310 East 1600 South, Mapleton, Utah 84664, is a member and the manager of David's Odyssey LLC.

     David N. Nemelka of 55 West 200 North, Provo, Utah 84601, is the son of David R. Nemelka referred to above.

Option Granted to Consultant

     On October 14, 1999, we issued to Cygen Technologies, Inc., a consultant to our company, an option to purchase 150,000 shares of our common stock at $0.20 per share. The option is exercisable, in part or in whole, at any time beginning October 15, 2000 and before October 15, 2002. This option is separate from and does not relate to the shares of common stock reserved under our Non-qualified Stock Option and Stock Grant Plan. See "Management - Non-qualified Stock Option and Stock Grant Plan."

Concurrent Offering                       approximately 1,000 square feet in
                                          this space and share secretarial,
   The registration statement of which    reception, conference and other common
this Prospectus forms a part also         areas. The space is leased to us on a
includes a Prospectus with respect to     month-to-month basis. During the
an offering by selling security           period from inception of our company
holders of Series "A" Warrants to         to June 30, 1999, we have paid $3,098
purchase 1,800,000 shares of common       to MediaComm Marketing International.
stock of our company at $2.00 per         Don E. Montague, an officer, director
share and the shares of common stock      and principal shareholder of
underlying these warrants. These          Shopbiz.com is also an officer,
securities may be sold in the open        director and principal shareholder of
market, in privately negotiated           MediaComm Marketing International,
transactions, or otherwise directly by    Inc.
the holders thereof. The Series "A"
Warrants were issued as partial              As part of our ongoing business, we
consideration for loans by the selling    retain MediaComm Marketing
stockholders to Shopbiz.com in the        International, Inc., an affiliate of
aggregate amount of $225,000. We will     our company, in connection with
not receive any proceeds from the sale    graphic art and design services. We
of any of the selling securities          are charged for these services based
holders' securities. Sales of such        on cost plus profit based on industry
securities or the prevailing              standards. During the period of
perception that such securities are       inception of our company to June 30,
being offered for sale could have an      1999, we have paid a total of
adverse effect on the market price of     approximately $3,400 to MediaComm
the shares offered hereby. Only if the    Marketing International, Inc. We are
warrants are exercised will we            of the opinion that the terms and
receive any proceeds from sale of the     conditions of these transactions are
warrants. See "Certain Transactions -     no less favorable than could be
Private Financings in August and          obtained from an unaffiliated third
September, 1999" and "Principal           party.
Shareholders" and "Description of
Securities" and "Risk Factors."
                                                      LEGAL MATTERS
Arrangements with Affiliate
                                             The legality of the securities of
   We currently occupy a portion of       Shopbiz.com offered hereby will be
the office space owned by MediaComm       passed on for Shopbiz.com by Ronald N.
Marketing International, Inc., an         Vance P.C., 57 West 200 South, Suite
affiliate of ours. We occupy              310, Salt Lake City, UT 84101.

                                    EXPERTS

     Our financial statements for the period from inception (August 20, 1998) to June 30,1999, included in this Prospectus have been examined by Cordovano and Harvey, P.C. Certified Public Accountants. The financial statements examined by these Certified Public Accountants have been included in reliance upon their audit report.

                      MEDIACOMM BROADCASTING SYSTEMS, INC
                         (A Development Stage Company)

                         Index to Financial Statements

                                                                          Page
                                                                          ----

Independent auditors' report............................................   F-2

Balance sheets, June 30, 1999 and March 31, 1999........................   F-3

Statements of operations, for the three months ended June 30, 1999, from August 20, 1998 (inception) through March 31, 1999, and
     from August 20, 1998 (inception) through June 30, 1999.............   F-4

Statement of shareholders' equity, from August 20, 1998 (inception)
     through June 30, 1999..............................................   F-5

Statements of cash flows, for the three months ended June 30, 1999, from August 20, 1998 (inception) through March 31, 1999, and
     from August 20, 1998 (inception) through June 30, 1999.............   F-6

Notes to financial statements...........................................   F-7

To the Board of Directors and Shareholders
Mediacomm Broadcasting Systems, Inc.



                          Independent Auditors' Report

We have audited the balance sheet of Mediacomm Broadcasting Systems, Inc. as of June 30, 1999 and March 31, 1999, and the related statements of operations, shareholders' equity and cash flows for the three months ended June 30, 1999, the period from August 20, 1998 (inception) through March 31, 1999 and the period from August 20, 1998 (inception) through June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mediacomm Broadcasting Systems, Inc. as of June 30, 1999 and March 31, 1999, and the related statements of operations and cash flows for the three months ended June 30, 1999, the period from August 20, 1998 (inception) through March 31, 1999 and the period from August 20, 1998 (inception) through June 30, 1999 , in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has a limited operating history, limited capital and working capital, an unproven business concept, and unproven technology at June 30, 1999. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters also are described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Cordovano and Harvey, P.C.
Denver, Colorado
September 29, 1999


                                 MEDIACOMM BROADCASTING SYSTEMS, INC
                                    (A Development Stage Company)
                                             Balance Sheets

                                                                                    June 30,    March 31,
                                                                                     1999         1999
                                                                                   ---------    ---------
                                                 ASSETS
      Cash .....................................................................   $  23,121    $  60,235
      Accounts receivable-trade ................................................          39         --
      Equipment, net of accumulated depreciation of $349, and $169, respectively       1,768        1,948
      Security deposit500500
      Deferred offering costs ..................................................       2,700        9,748
                                                                                   ---------    ---------
                                                                                   $  28,128    $  72,431
                                                                                   =========    =========

                                  LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
      Accounts payable, trade ..................................................   $     617    $      86
      Accrued payroll taxes payable ............................................         881          655
      Other accrued liabilities ................................................        --          7,248
                                                                                   ---------    ---------
                                                               TOTAL LIABILITIES       1,498        7,989
                                                                                   ---------    ---------

COMMITMENT (Note F) ............................................................        --           --

SHAREHOLDERS' EQUITY (Note D)
      Preferred stock, no par value, 5,000,000 shares authorized,
        -0-, and -0- shares issued and outstanding, respectively ...............        --           --
      Common stock, no par value, 50,000,000 shares authorized,
        6,000,000, and 6,000,000 shares issued and outstanding, respectively ...     109,410      109,410
      Deficit accumulated during the development stage .........................     (82,780)     (44,968)
                                                                                   ---------    ---------
                                                      TOTAL SHAREHOLDERS' EQUITY      26,630       64,442
                                                                                   ---------    ---------
                                                                                   $  28,128    $  72,431
                                                                                   =========    =========


                             See accompanying notes to financial statements

                                                   F-3

                                           MEDIACOMM BROADCASTING SYSTEMS, INC
                                              (A Development Stage Company)
                                                 Statements of Operations

                                                                                                     August 8, 1998
                                                                              Three Months        (inception) Through
                                                                                 Ended        ---------------------------
                                                                                June 30,       March 31,        June 30,
                                                                                  1999           1999             1999
                                                                              -----------     -----------     -----------

NET SALES AND GROSS REVENUE ...............................................   $     7,835     $       224     $     8,059
                                                                              -----------     -----------     -----------


 COSTS AND EXPENSES
     Cost applicable to net sales and gross revenue .......................         4,701             134           4,835
     Software development .................................................        19,980          21,757          41,737
     License fees (Note E) ................................................          --             1,250           1,250
     General and administrative ...........................................        19,443          17,076          36,519
     General and administrative, related parties (Note B) .................         1,523           4,975           6,498
                                                                              -----------     -----------     -----------
                                                                                   45,647          45,192          90,839
                                                                              -----------     -----------     -----------

                                                   LOSS BEFORE INCOME TAXES       (37,812)        (44,968)        (82,780)

INCOME TAX BENEFIT (EXPENSE) (Note C)
     Current ..............................................................        19,993           9,138          29,131
     Deferred .............................................................       (19,993)         (9,138)        (29,131)
                                                                              -----------     -----------     -----------

                                                                   NET LOSS   $   (37,812)    $   (44,968)    $   (82,780)
                                                                              ===========     ===========     ===========

Loss per common share .....................................................   $     (0.01)    $     (0.01)    $     (0.02)
                                                                              ===========     ===========     ===========

Basic weighted average common shares outstanding ..........................     3,654,545*      3,654,545*      3,654,545*
                                                                              ===========     ===========     ===========


*Restated (See Note F)


                                       See accompanying notes to financial statements

                                                            F-4


                                          MEDIACOMM BROADCASTING SYSTEMS, INC
                                            Statement of Shareholders Equity
                                   August 20, 1998 (inception) Through June 30, 1999


                                                                                              Deficit
                                                                                            Accumulated
                                             Preferred Stock             Common Stock     During the Total
                                           --------------------    ----------------------    Development   Shareholders'
                                           Shares      Amount        Shares        Amount      Stage          Equity
                                           ------      ------        ------        ------      -----          ------
Balance, August 20, 1998,
  (Inception) ......................         --      $     --           --       $     --     $     --      $     --

December 1, 1998, sale of
  common stock .....................         --            --      3,060,000*        25,000         --          25,000

December 22, 1998, issuance of
  common stock in exchange for
  services, valued at cost .........         --            --        540,000*         4,410         --           4,410

December 22, 1998, sale of
  common stock .....................         --            --        750,000*        25,000         --          25,000

December 31, 1998, sale of
  common stock .....................         --            --        750,000*        25,000         --          25,000

February 17, 1999, sale of
  common stock .....................         --            --        900,000*        30,000         --          30,000

Net loss for the period ............         --            --           --             --        (44,968)      (44,968)
                                       ----------    ----------   ----------     ----------   ----------    ----------
             BALANCE, MARCH 31, 1999         --            --      6,000,000*      109,410      (44,968)        64,442


Net loss for the period ............         --            --           --             --        (37,812)      (37,812)
                                       ----------    ----------   ----------     ----------   ----------    ----------
             BALANCE, JUNE 30, 1999          --      $     --      6,000,000*    $  109,410   $  (82,780)   $   26,630
                                       ==========    ==========   ==========     ==========   ==========    ==========


* Restated (See Note F)

                                      See accompanying notes to financial statements

                                                           F-5

                              MEDIACOMM BROADCASTING SYSTEMS, INC
                                 (A Development Stage Company)
                                   Statements of Cash Flows

                                                                                August 8, 1998
                                                              Three Months    (inception) Through
                                                                 Ended      ----------------------
                                                                June 30,     March 31,    June 30,
                                                                  1999         1999         1999
                                                               ---------    ---------    ---------
 OPERATING ACTIVITIES
   Net loss ................................................   $ (37,812)   $ (44,968)   $ (82,780)
   Adjustments to reconcile net loss to net cash
   used in operating activities:
      Depreciation .........................................         180          169          349
      Stock issued in exchange for services ................        --          4,410        4,410
                                                               ---------    ---------    ---------
                                                                 (37,632)     (40,389)     (78,021)

   Changes in current assets and liabilities:
      Security deposit .....................................        --           (500)        (500)
      Accounts receivable ..................................         (40)        --            (40)
      Accounts payable and accrued expenses ................         558       (1,759)      (1,201)
                                                               ---------    ---------    ---------
                                          NET CASH (USED IN)
                                        OPERATING ACTIVITIES     (37,114)     (42,648)     (79,762)
                                                               ---------    ---------    ---------

 INVESTING ACTIVITIES
   Cash paid for equipment .................................        --         (2,117)      (2,117)
                                                               ---------    ---------    ---------
                                          NET CASH (USED IN)
                                        INVESTING ACTIVITIES        --         (2,117)      (2,117)
                                                               ---------    ---------    ---------

 FINANCING ACTIVITIES
   Sale of common stock ....................................        --        105,000      105,000
                                                               ---------    ---------    ---------
                                        NET CASH PROVIDED BY
                                        FINANCING ACTIVITIES        --        105,000      105,000
                                                               ---------    ---------    ---------

Net change in cash .........................................     (37,114)      60,235       23,121

Cash, beginning of period ..................................      60,235         --           --
                                                               ---------    ---------    ---------

                                         CASH, END OF PERIOD   $  23,121    $  60,235    $  23,121
                                                               =========    =========    =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid during the period for:
      Interest .............................................   $    --      $    --      $    --
                                                               =========    =========    =========
      Income taxes .........................................   $    --      $    --      $    --
                                                               =========    =========    =========


                         See accompanying notes to financial statements

                                               F-6

                      MEDIACOMM BROADCASTING SYSTEMS, INC.
                          (A Development Stage Company)


                          Notes to Financial Statements

Note A: Organization and summary of significant accounting policies

Description of operations and liquidity
---------------------------------------
Mediacomm Broadcasting Systems, Inc. (the "Company") was incorporated in Colorado on August 20, 1998. The Company is a development stage enterprise that plans to develop and operate a number of Internet-based information and commerce solutions and to provide data storage and retrieval services. In addition, the Company has acquired an exclusive license to use content applicable to the Denver area for which it intends to establish an Internet portal.

The Company has devoted substantially all of its efforts since inception to the research and development of its web site address showbiz.com and related matters and to raising capital and organization matters. The Company plans to finance its activities through an offering of 900,000 shares of its common stock at a price of $1.00 per share. See Note D - Shareholders' Equity

The Company's financial  statements are prepared in accordance with Statement of
Financial   Accounting   Standards  No.  7  "Accounting  for  Development  Stage
Enterprises".

The Company is in the early period of its development embarking on a new venture. To date, the Company's product sales and service revenues have been insignificant. The Company has limited capital, is dependent upon the proceeds of its proposed initial public offering (See Note D), and achieving profitable operations. The Company's business plan is based upon the limited experience of certain other Internet companies. The Company's technology is unproven and will take additional resources to perfect. The success of the Company's shopbiz.com web site is dependent on attracting and retaining qualified suppliers. The Company has not gained market acceptance for any of its products and there can be no assurance that the Company will be able to gain such acceptance in the future, that future sales and revenues will be significant, that any sales will be profitable, or that the Company will have sufficient funds available to research and develop its proposed products and services. The likelihood of the success of the Company will depend upon its ability to raise sufficient capital to overcome the problems, expenses and delays frequently encountered in the operation of a new business and the competitive environment in which it will be operating. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern.

Management of the Company has budgeted the proceeds of its proposed initial public offering of common stock for a period of approximately 12 months. In order for the Company to complete implementation of its business plan and fund anticipated growth, the Company will require additional financing from outside sources. To meet those future needs, management contemplates an initial public offering of the Company's common stock. However, no definitive arrangement with an underwriter exists and there is no assurance that the Company's revenues will increase such that a public offering would be unnecessary. Management believes that the Company is not a viable candidate for commercial bank debt financing due to its lack of operating history and the small amount of its tangible assets. In the event that the Company is unable to attract an underwriter, management would rely on additional private debt or equity financing. There is no assurance that the Company's proposed public offering will be successful, that it will meet the objectives of its business plan, or that it will be successful in obtaining additional financing.

Financial instruments
---------------------
The Company's financial instruments consist of a security deposit, accounts payable and accrued liabilities. The carrying value of these financial instruments approximates fair value because of their short-term nature or because they bear interest at rates which approximate market rates.

                      MEDIACOMM BROADCASTING SYSTEMS, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements

Note A: Organization and summary of significant accounting policies

Description of operations and liquidity, concluded
--------------------------------------------------

Cash and cash equivalents
-------------------------
The Company considers all short-term, highly liquid investments with an original maturity date of three months or less to be cash equivalents. At June 30, 1999 the Company did not have any cash equivalents. Cash is stated at cost, which approximates fair value.

Deferred Offering Costs
-----------------------
In connection with the offering of its common shares, the company incurred offering costs consisting of legal and accounting costs. The costs are reflected on the balance sheet as "deferred offering costs" and will be offset against offering proceeds upon closing of the offering. The Company withdrew its registration statement during the three months ended June 30, 1999. Accordingly, the $9,748 recorded as deferred offering costs at March 31, 1999 was charged to operations during the three months ended June 30, 1999.

Use of estimates
----------------
The preparation of the financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities; disclosure of contingent assets and liabilities at the date of the financial statements; and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Income Taxes
------------
The Company reports income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes", which requires the liability method in accounting for income taxes. Deferred tax assets and liabilities arise from the difference between the tax basis of an asset or liability and its reported amount on the financial statements. Deferred tax amounts are determined by using the tax rates expected to be in effect when the taxes will actually be paid or refunds received, as provided under currently enacted law. Valuation allowances are established when necessary to reduce the deferred tax assets to the amounts expected to be realized. Income tax expense or benefit is the tax payable or refundable, respectively, for the period plus or minus the change during the period in the deferred tax assets and liabilities.

Loss per common share
---------------------
The Company reports loss per share using a dual presentation of basic and diluted loss per share. Basic loss per share excludes the impact of common stock equivalents and preferred stock dividends. Diluted loss per share uses the average market price per share when applying the treasury stock method in determining common stock equivalents. As of June 30, 1999, there were no common stock equivalents.

Software development costs
--------------------------
The cost of developing and implementing its web site and related software is expensed until the Company has determined that the web site and related software will result in probable future economic benefits and management has committed to funding the project. Thereafter, all direct external implementation costs and purchased software costs are capitalized and amortized using the straight-line method over the remaining estimated useful lives, not exceeding five years. No software development costs have been capitalized in the accompanying financial statements.

                      MEDIACOMM BROADCASTING SYSTEMS, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements

Note A: Organization and summary of significant accounting policies, concluded

Start up costs
--------------
Costs related to the organization of the Company have been expensed as incurred.

Research and development costs
------------------------------
Research and development costs are expensed as incurred.

Fiscal year
-----------
The Company operates on a fiscal year ending on March 31.


New accounting pronouncements
-----------------------------
The Company has adopted the following new accounting pronouncements for the period ended June 30, 1999. There was no effect on the financial statements presented from the adoption of the new pronouncements. SFAS No. 130, "Reporting Comprehensive Income," requires the reporting and display of total comprehensive income and its components in a full set of general-purpose financial statements. The Company did not have comprehensive income for the periods presented;
therefore, comprehensive income and net income are equal. SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," is based on the "management" approach for reporting segments. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments. SFAS No. 131 also requires disclosure about the Company's products, the geographic areas in which it earns revenue and holds long-lived assets, and its major customers. SFAS 131 is not applicable, as the Company had no segment reporting for the periods presented. SFAS No. 132, "Employers' Disclosures about Pensions and Other Post-retirement Benefits," which requires additional disclosures about pension and other post-retirement benefit plans, but does not change the measurement or recognition of those plans.

Note B: Related party transactions

The Company leases office space from an affiliate and shares office expense with the affiliate. For the period from August 20, 1998 (inception) through June 30, 1999, the Company paid the affiliate $3,098 for rent.

The Company purchased consulting services, totaling $3,400, from an affiliate for the period from August 20, 1998 (inception) through June 30, 1999.

Certain officers have provided services at no charge to the Company. The accompanying financial statements have not been adjusted for the value of such services.

The Company has entered into a one-year, renewable, employment agreement with its vice-president at $50,000 per year, plus benefits.

                      MEDIACOMM BROADCASTING SYSTEMS, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements


Note C: Income taxes


A reconciliation of U.S. statutory federal income tax rate to the effective rate follows for the period from August 20, 1998 (inception) through June 30, 1999, and through March 31, 1999, respectively:

                                                                             June 30,   March 31,
                                                                               1999       1999
                                                                             -------    -------
U.S. statutory federal rate ............................................      19.57%     15.00%
State income tax rate ..................................................       3.82%      4.75%
Other ..................................................................       0.76%      0.57%
Net operating loss (NOL) for which no tax benefit is currently available     -24.15%    -20.32%
                                                                             -------    -------
                                                                               0.00%      0.00%
                                                                             =======    =======

The benefit for income taxes from operations consisted of the following components at June 30, 1999: current tax benefit of $19,993 resulting from a net loss before income taxes, and deferred tax expense of $19,993 resulting from the valuation allowance recorded against the deferred tax asset resulting from net operating losses. The change in the valuation allowance for the three months ended June 30, 1999 and for the period from August 20, 1998 (inception) through March 31, 1999 was $19,993 and $9,138, respectively . NOL carryforwards at June 30, 1999 will begin to expire in 2018. The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the asset will be realized.

At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax asset is no longer impaired and the allowance is no longer required.

 Should the Company undergo an ownership change, as defined in Section 382 of the Internal Revenue Code, the Company's tax net operating loss carryforwards generated prior to the ownership change will be subject to an annual limitation which could reduce or defer the utilization of those losses.

Note D: Shareholders' equity

Preferred stock
---------------
The preferred stock may be issued in series as determined by the Board of Directors. As required by law, each series must designate the number of shares in the series and each share of a series must have identical rights of (1) dividend, (2) redemption, (3) rights in liquidation, (4) sinking fund provisions for the redemption of the shares, (5) terms of conversion and (6) voting rights.

Offering of common stock
------------------------
The Company plans to offer up to 900,000 shares of its no par value common stock to qualified investors at an offering price of $1.00 per share pursuant to a registration statement on Form SB-2 to be filed with the Securities and Exchange Commission. The shares of common stock will be offered on behalf of the Company through its officers and directors on a 450,000 share minimum "all or none," 900,000 share maximum "best efforts" basis for a period of sixty days. The shares of common stock may also be offered through qualified broker-dealers. The minimum purchase price will be $1,000. If the offering is successful, the Company plans to use the net proceeds for the acquisition of equipment and for working capital.

                      MEDIACOMM BROADCASTING SYSTEMS, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements

Note D: Shareholders' equity, concluded


Stock option plan
-----------------

The Company has adopted a non-qualified stock option and stock grant plan for the benefit of key personnel and others providing significant services. An aggregate of one million shares of common stock has been reserved under the plan. Options granted pursuant to the plan will be exercisable at a price no less than the fair value of the shares of common stock on the date of grant. There were no options granted under this plan as of June 30, 1999.


Note E: License agreement

On November 23, 1998, the Company entered into a license agreement with Information Highway, Inc. (IHI) in order to incorporate customized versions of the IHI Gateway on Company Internet service provider web sites. The IHI Gateway is a worldwide web site operated as a web portal for information about Denver, Colorado. The license was granted for a period of two years. Under the terms of the license agreement, the Company agreed to pay IHI a set up fee of $2,500; a monthly maintenance fee of $300; and a technical support fee of $2.00 per user. The maintenance and the technical support fees will be due after commencement of the service.

Note F: Subsequent events

Bridge loans
------------

During the three months ended September 30, 1999, the Company issued promissory notes in the aggregate amount of $225,000. The notes bear interest at 10 percent, are unsecured, and are due upon the closing of the initial public offering. The notes are convertible into shares of the Company's no par value common stock at the rate of one share for each $1.00 of principal and interest.

In consideration for making the bridge loans, the lenders were issued a total of 1,800,000 shares of the Company's common stock and common stock warrants to purchase a total of 1,800,000 additional shares of common stock at $2.00 per share.

Forward Stock Split
-------------------

Effective August 4, 1999, the shareholders approved a forward split of common stock of three shares for each share of common stock (3:1) held. The accompanying financial statements have been retroactively restated to give effect to the forward stock split for all periods presented.

                      MEDIACOMM BROADCASTING SYSTEMS, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements

Note G: The Year 2000 Issue

The Y2K issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer and telecommunications programs that have date sensitive software may recognize a date using "00" as the year 1900 instead of 2000. This could result in system failure or miscalculations causing disruptions or operations, including, among other things an inability to process transactions, send invoices, or engage in similar normal business activities. The Company's equipment, consisting of a computer and related components, has been certified as Y2K compliant as of June 30, 1999. The Company cannot determine the extent to which the Company is vulnerable to third parties' failure to remediate their own Y2K problems. As a result, there can be no guarantee that the systems of other companies on which the Company's business relies will be timely converted, or that a failure to convert by another company, or a conversion that is incompatible with the Company's systems, would have a material adverse effect on the Company. In view of the foregoing, there can be no assurance that the Y2K issue will not have a material adverse effect on the Company's business.

                                [ALTERNATE PAGE]

Prospectus

                  SUBJECT TO COMPLETION, DATED OCTOBER *, 1999

     The Information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

                      MEDIACOMM BROADCASTING SYSTEMS, INC.
                               D/B/A SHOPBIZ.COM

                            ------------------------

                          1,800,000 Series "A" Warrants
                        1,800,000 Shares of Common Stock

     This Prospectus relates to 1,800,000 Series "A" Warrants held by six selling warrant holders. This Prospectus also relates to 1,800,000 shares of common stock issuable upon exercise of the Series "A" Warrants. See "Description of Securities."

     The warrants, and the shares underlying the warrants, may be sold from time to time by the warrant holders or by their transferees. The distribution of these securities may be effected in one or more transactions that may take place on the over-the-counter market (if the warrants and/or common stock are ever quoted on an over-the-counter market), including ordinary brokers' transactions, privately negotiated transactions, or through sales to one or more dealers for their resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling persons.

     We will not receive any of the proceeds from the sale of these shares or warrants, except the exercise price of the warrants. See "Selling Security Holders" and "Plan of Distribution".

     On the date of this Prospectus, a registration statement under the Securities Act with respect to a public offering by the Company of 450,000 shares minimum and 900,000 shares maximum of common stock was declared effective by the Securities and Exchange Commission. The Company will receive net proceeds from such offering ranging from $450,000 to $900,000.

     This Offering is Highly Speculative and Involves Special Risks Concerning the Company and its Business. Prior to this Offering There Has Been No Public Market for the Shares. You Should Purchase Shares Only If You Can Afford a Complete Loss. See "Risk Factors" Beginning on Page *.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

     The date of this Prospectus is __*__, 1999.

                                [ALTERNATE PAGE]

                           SELLING SECURITIES HOLDERS

     An aggregate of up to 1,800,000 Series "A" Warrants and the common stock underlying such warrants, may be offered for resale by the Selling Securities Holders listed below.

     The following table sets forth certain information with respect to each Selling Securities Holder for whom the Company has registered Series "A" Warrants and the common stock underlying such warrants, for resale to the public. The Company will not receive any of the proceeds from the sale of such securities, except for the exercise price of the warrants (see "Description of Securities"). There are no material relationships between any of the Selling Securities Holders and the Company or any of its predecessors or affiliates, nor have any such material relationships existed within the past three years except as set forth below. The Selling Securities Holders will beneficially own shares of the Common Stock of the Company following sale by them of all of their securities offered hereby. Each of the Selling Securities Holders intends to offer and sell all of the Series "A" Warrants.

                                                       Shares of Common Stock
Name of Selling                        Number of       to be Held After Sale of
Securities Holder                      Warrants        the Registered Securities

Business Development
  Corporation                            360,000               360,000
Mathis Family Partners                   160,000               160,000
Earnest Mathis, IRA Rollover             200,000               200,000
Summer Breeze, LLC                       360,000               360,000
David's Odyssey, LLC                     360,000               360,000
David N. Nemelka                         360,000               360,000
                                       ---------            ----------
         Total                         1,800,000             1,800,000

See "Principal Shareholders" and "Certain Transactions-Private Financings in August and September, 1999".

                                [ALTERNATE PAGE]

                              PLAN OF DISTRIBUTION

     The sale of the Series "A" Warrants or common stock underlying the warrants, by the Selling Securities Holders may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Securities Holders) in the over-the-counter market (if such a market should develop) or in negotiated transactions or otherwise. Sales may be made at fixed prices which may be at market prices, if any, prevailing at the time of sale, or at negotiated prices.

     The Selling Securities Holders may effect such transactions by selling their warrants or the shares of common stock underling the warrants, directly to purchasers, through broker-dealers acting as agents for the Selling Securities Holders or to broker-dealers who may purchase the securities as principals and thereafter sell the common stock from time to time in the over-the-counter market, if any, in negotiated transactions or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions).

     Under applicable rules and regulations under the Securities Exchange Act of 1934 any person engaged in the distribution of the Selling Securities Holders warrants or shares of common stock underlying the warrants, may not simultaneously engage in market making activities with respect to any securities of the Company for a period of at least two (and possibly nine) business days prior to the commencement of such distribution.

     The Selling Securities Holders and brokers-dealers, if any, acting in connection with such sales might be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933 and any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

                                [ALTERNATE PAGE]

                           CONCURRENT PUBLIC OFFERING

     On the date of this Prospectus, a Registration Statement was declared effective under the Securities Act of 1933 with respect to an offering by the Company of 450,000 shares minimum and 900,000 shares maximum of Common Stock of the Company.

                                [ALTERNATE PAGE]

                              [OUTSIDE BACK COVER]

                                TABLE OF CONTENTS

     Item                                                          Page

     Prospectus Summary                                             *
     Summary Financial Information
     Risk Factors
     Forward Looking Statements
     Business
     Use of Proceeds
     Management
     Principal Shareholders
     Dilution
     Selling Security Holders
     Concurrent Public Offering
     Plan of Distribution
     Shares Eligible for Future Sale
     Description of Securities
     Certain Transactions
     Legal Matters
     Experts

     Until _____, 1999, (ninety days after the date of this Prospectus) all dealers that effect transactions in these securities may be required to deliver a Prospectus. This is in addition to the dealers' obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

     Article 109 of the Colorado Business Corporation Act expressly authorizes a Colorado corporation to indemnify its directors, officers, employees, fiduciaries, and agents against claims or liabilities arising out of such persons' conduct in such capacities if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. In general, these provisions provide for indemnification in instances when such persons acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. A corporation may also purchase and maintain liability insurance on behalf of such persons.

     Article IX of the Amended and Restated Articles of Incorporation of MediaComm Broadcasting Systems, Inc., provides for the indemnification of the corporation officers, directors, employees and agents. The Corporation does not maintain any liability insurance on behalf of any director, officer, or other person affiliated with the Corporation.

Item 25. Other Expenses of Issuance and Distribution

     The following table sets forth the estimated expenses in connection with the offering described in the registration statement:

                  Item                             Amount
         Registration Fee
         Blue Sky Fees
         Accounting Fees and Expenses
         Legal Fees and Expenses
         Printing and Engraving
         Transfer Agent Fees
         Miscellaneous

                  Total Expenses                   $40,000

Item 26. Recent Sales of Unregistered Securities

o In December 1998 the Registrant issued 3,060,000 shares of its common stock at $.0082 per share, as adjusted for a three-for-one forward stock split effectual August 4, 1999, or a total of $25,000, to Don E. Montague, a founder and principal promoter of the registrant.

     Also, concurrent with the issue of shares of common stock to Don E. Montague, the Registrant issued 270,000 shares of its common stock as adjusted for the aforesaid three-for-one forward stock split effective August 4, 1999, to Steven S. Montague, son of Don E. Montague, in exchange for services rendered on behalf of the Registrant in connection with its organization valued at $2,205 or $.0082 per share.

     Similarly, and concurrent with the issue of shares of common stock to Messrs. Montague, the Registrant issued 90,000 shares of its common stock, as adjusted for the three-for-one stock split of August 4, 1999, to Anthony "Anton" Delgado in exchange for services rendered to the Registrant in connection with its organization valued at $735 or $.0082 per share.

     Messrs. Montague and Delgado each represented to the Registrant that he acquired his shares for investment and without a view to distribution. The Registrant issued these securities without registration in reliance on the exemption afforded by Section 4(2) of the Securities Act of 1933 as transactions by an issuer not involving any public offering. No underwriting discounts or commissions were paid in connection with the issue of the aforesaid shares.

     Contemporaneously, with the issue of shares to Messrs. Montague and Delgado, the Registrant issued 90,000 shares of its common stock to J. D. Kish, a certified public accountant, for accounting services rendered to the Registrant valued at $735 or $.0082 per share. Mr. Kish represented to the Registrant that he acquired said shares for investment and without a view to distribution. Also, contemporaneously with the issue of shares to Messrs. Montague and Delgado, the Registrant issued 90,000 shares to World Net Trading, Ltd, a corporation controlled by Randell Stevens, for services rendered by Mr. Stevens in the preparation of a business plan for the Registrant which services were valued at $735 or $.0082 per share. Acting for World Net Trading, Ltd., Mr. Stevens represented to the Registrant that said shares were acquired for investment and without a view to distribution. Mr. Stevens has been a sales representative for MediaComm Marketing International, Inc., for several years. The Registrant issued the aforesaid shares to Mr. J. D. Kish and World Net Trading, Ltd., without registration in reliance on the exemption afforded by Section 4(2) of the Securities Act of 1933 as transactions not involving any public offering. No underwriting discounts or commissions were paid in connection with the issue of said shares to Mr. Kish or World Net Trading., Ltd.

     Pursuant to a private offering memorandum dated December 1, 1998, and during the period from December 1, 1998 to approximately February 17, 1999, the Registrant issued 2,400,000 shares of its common stock at $.0333 per share, as adjusted for the aforesaid three-for-one forward stock split to the following persons:

                                                  Number
              Name                                Of Shares     Consideration
     World Net Trading Ltd.                          30,000         $1,000
     Camille and Michael Snyder                      30,000          1,000
     GJM Trading Partners, Ltd.                     150,000          5,000
     Dr. Andrew M. Georgeson                        150,000          5,000
     Second Chance Investments                      600,000         20,000
     Tradeco Corp.                                  600,000         20,000
     View Systems, Inc.                             840,000         28,000
                                                  ---------        -------
              Totals                              2,400,000        $80,000

     Each of the investors listed in the above table represented to the Registrant that said investor acquired the shares listed above for investment and without a view to distribution. The Registrant issued the designated shares without registration in reliance on the exemption afforded by Section 4(2) of the Securities Act of 1933 as transactions not involving any public offering. No underwriting discounts or commissions were paid in connection with the issue of the above listed securities.

     World Net Trading, Ltd. is controlled by Randell Stevens, the individual who acquired 90,000 shares referred to above for services rendered to the Registrant.

     Camille Snyder is the sister of Steven S. Montague, Vice President and a director of the Registrant. Michael Snyder is the husband of Camille.

     GJM Trading Partners, Ltd. and Second Chance Investments are legal persons each controlled by Gary McAdam, the same person who controls Summer Breeze, LLC, the legal person to whom the Registrant has given its promissory note, shares of common stock of the Registrant and Series "A" Warrants to purchase share of the common stock of the Registrant as discussed below.

     Tradeco Corp. is a corporation controlled by David R. Nemelka, the same person who controls David's Odyssey, LLC, a legal person to whom the Registrant has given its promissory note, issued shares of its common stock and issued Series "A" Warrants to purchase shares of the common stock of the Registrant as discussed below.

     Dr. Andrew M. Georgeson is the brother of a former employee of MediaComm Marketing International, Inc., an affiliate of the Registrant.

     View Systems, Inc. is a corporation controlled by Gunther Than, a director of the Registrant.

     Pursuant to funding agreements dated August 6, 1999, September 1, 1999, and September 30, 1999, the Registrant borrowed an aggregate of $225,000, and issued its promissory notes, issued shares of its common stock and issued Series "A" Warrants to purchase shares of its common stock to the following persons:

                                         Amount of
                                         Promissory     Number of      Number of
         Name                               Note        Shares         Warrants
Business Development Corp.               $  45,000        360,000        360,000
Mathis Family Partnership                $  20,000        160,000        160,000
Earnest Mathis IRA Rollover              $  25,000        200,000        200,000
Summer Breeze, LLC                       $  45,000        360,000        360,000
David's Odyssey                          $  45,000        360,000        360,000
David N. Nemelka                         $  45,000        360,000        360,000
                                         ---------      ---------      ---------
         Total                           $ 225,000      1,800,000      1,800,000


See Exhibits 10.2, 10.3 and 10.4 to be filed by amendment.

     Van R. Perkins of 340 Sunset Drive, Ft. Lauderdale, Florida, 33301, is the President of Business Development Corporation.

     Earnest Mathis of 26 West Dry Creek Circle, Suite 600, Littleton, Colorado, 80120, is a general partner of the Mathis Family Partnership, and is the same person identified as Easrnest Mathis IRA Rollover.

     Summer Breeze, LLC, is controlled by Gary McAdam of 14 Red Tail Drive, Highland Ranch, Colorado, 80126, and is the same person that controls GJM Trading Partners, Ltd., and Second Chance Investments referred to above.

     David's Odyssey, LLC, is controlled by David R. Nemelka of 1310 East 1600 South, Mapleton, UT, and is the same person that controls Tradeco Corp. referred to above.

     David N. Nemelka of 55 West 200 North, Provo, Utah, is the son of David R. Nemelka.

     Each of the aforesaid persons represented that the promissory notes, shares of common stock and Series "A" Warrants were acquired for investment and without a view to distribution. The Registrant issued its promissory notes, shares of common stock and Series "A" Warrants to said persons without registration in reliance on Section 4(2) of the Securities Act of 1933 as transactions not involving any public offering. There were no underwriting discounts or commissions paid in connection with the issue of said options.

     On August 25, 1999, pursuant to the provisions of the stock option plan of the Registrant, it granted to Jennifer Lausen, an employee of the Registrant, options to purchase 75,000 shares of its common stock at $0.35 per share. Ms. Lausen represented to the Registrant that the options, and the shares subject to option if acquired, were acquired for investment and without a view to distribution. The Registrant issued said options, and proposes to issue any shares issued pursuant to exercise of said options, in reliance on the exemption afforded by Section 4(2) of the Securities Act of 1933, as a transaction not involving any public offering and the exemption afforded by Rule 701 of Regulation E under the Securities Act of 1933. There were no underwriting discounts or commissions paid in connection with the issue of said options.

     On August 25, 1999 the Registrant granted to Cygen Technologies, Inc., a consultant to the Registrant, options to purchase 150,000 shares of the common stock of the Registrant at $0.20 per share. Cygen Technologies, Inc. represented to the Registrant that the options, and any shares acquired pursuant to exercise of such options, were acquired for investment and without a view to distribution. The Registrant issued said options, and proposes to issue shares of its common stock on exercise of such options, in reliance on the exemption afforded by Section 4(2) of the Securities Act of 1933, as a transactions not involving any public offering. There were no underwriting discounts or commissions paid in connection with the issue of said options.

Item 27. Exhibits

     The exhibits set forth in the following index of exhibits are filed as a part of this registration statement.

     Exhibit
     Number          Description of Exhibit                             Page

     1.1             Form of Subscription Agreement

     1.2             Form of Escrow Agreement

     3.1             Restated Articles of Incorporation

     3.2             By-Laws of the Registrant Currently in effect

     3.3             Certificate of Assumed or Trade Name

     4.1             Specimen of Common Stock Certificate

     4.2 Specimen form of Series "A" Warrant certificate, with schedule of warrant holders
                     (to be furnished by amendment)

     4.3             Stock Option and Stock Grant Plan

     5.1             Opinion of Ronald N. Vance, P.C.
                     re: Legality of Securities and Consent
                     (to be furnished by amendment)

     10.1 Form of Promissory note issued pursuant to Funding Agreement, with schedule of lenders
                     (to be furnished by amendment)

     10.2 Copy of Funding Agreement dated August 6, 1999 (to be furnished by amendment)

     10.3 Copy of Funding Agreement dated September 1, 1999 (to be furnished by amendment)

     10.4 Copy of Funding Agreement dated September 30, 1999 (to be furnished by amendment)

     10.5            Employment Agreement with Don E. Montague

     10.6            Employment Agreement with Steven S. Montague

     10.7            Stock Option Agreement with Jennifer Lausen

     10.8            Stock Option Agreement with Cygen Technologies, Inc.
                     (to be furnished by amendment)

     10.9            License Agreement with Information Highway, Inc.

     10.10           Portal Agreement with Image Net, Inc.

     10.11           Sharing of Revenues Agreement with
                     Information Highway, Inc.

     23.1            Consent of Cordovano and Harvey, PC

     23.2            Consent of Ronald N. Vance, P.C.
                     (contained in Exhibit 5.1)
                     (to be furnished by amendment)

Item 28. Undertakings

     a.   The Registrant hereby undertakes that it will:

          (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to (in) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement, and (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) For the purpose of determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     b. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     c.   The Registrant will:

          (1) For determining any liability under the Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of a prospectus filed by the Company under Rule 424(b)(1) or (4) or 497(h) under the Act as part of this registration statement as of the time the Commission declared it effective.

          (2) For any liability under the 1933 Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the city of Englewood, State of Colorado, on the 28th day of October 1999.


                                      MediaComm Broadcasting Systems, Inc.

                                      By: /s/ Don E. Montague
                                          President and Chief Executive Officer

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Date: October 28, 1999                /s/ Don E. Montague
                                          Chairman of the Board of Directors,
                                          President, Executive Officer, and
                                          Chief Accounting and Financial Officer

Date: October 28, 1999                /s/ Anthony "Anton" Delgado
                                          Secretary, Treasurer, and a Director

Date: October 28, 1999                /s/ Steven S. Montague
                                          Vice President, Director of
                                          Communications, and a Director

Date: October 28, 1999                /s/ Gunther Than
                                          Director